BELLSOUTH PERSONAL RETIREMENT ACCOUNT
                          PENSION PLAN





Effective July 1, 1993Amended and Restated Effective July 1, 1996















       BELLSOUTH PERSONAL RETIREMENT ACCOUNT PENSION PLAN

                       TABLE OF CONTENTS



Section 1.  Definitions

     1.01  ADEA                                              1-1
     1.02  Affiliate                                         1-1
     1.02A  Applicable Interest Rate                         1-1
     1.02B  Applicable Mortality Table                       1-2
     1.03  BellSouth                                         1-2
     1.04  Benefit Committee                                 1-2
     1.05  Board                                             1-2
     1.06  Claimant                                          1-2
     1.07  Claim Review Committee                            1-3
     1.08  Code                                              1-3
     1.09  Compensation                                      1-3
     1.10  Effective Date                                    1-5
     1.11  Elect                                             1-6
     1.12  Eligible Employee                                 1-6
     1.13  Employee                                          1-7
     1.14  ERISA                                             1-7
     1.15  Former Affiliate                                  1-7
     1.16  Hour of Service                                   1-7
     1.17  Interchange Agreement                             1-7
     1.18  Interchange Company                               1-8
     1.19  Net Credited Service                              1-8
     1.20  Normal Retirement Age                             1-8
     1.21  Occasional Employee                               1-8
     1.22  Participant                                       1-9
     1.23  Participating Company                             1-9
     1.24  PBGC Interest Rate                                1-9
     1.25  Pension Commencement Date                         1-9
     1.26  Pension Fund                                      1-9
     1.27  Plan                                              1-9
     1.28  Plan Year                                         1-9
     1.29  Prior Plan                                        1-9
     1.30  Regular Employee                                 1-10
     1.31  Statutory Break in Service                       1-10
     1.32  Temporary Employee                               1-10
     1.33  Vesting Eligibility Year                         1-10
     1.34  Vesting Service Credit                           1-10


Section 2.  Participation and Vesting

     2.01  Participation                                     2-1
     2.02  Waiver of Participation by Temporary Employee     2-1
     2.03  Vesting                                           2-1


Section  3.  Accounts

     3.01  Hypothetical Account                              3-1
     3.02  Basic Service Credit                              3-1
     3.03  Supplemental Credit                               3-2
     3.04  Interest Credit                                   3-2
     3.05  Other Credits                                     3-2
           (a)  Additional Credit                            3-2
           (b)  Transition Credit                            3-3
     3.06  Interim Account Balances                          3-3
     3.07  Accounts for New Participants                     3-4
     3.08  Establishment of Account upon Reemployment        3-4


Section 4.  Retirement

     4.01  Service Pension                                   4-1
     4.02  Disability Pension                                4-1
     4.03  Deferred Vested Pension                           4-2
     4.04  Mandatory Retirement                              4-2
     4.05  Certain Transfers                                 4-2


Section 5.        Pension Commencement Date

     5.01  Early Retirement                                  5-1
     5.02  Normal Retirement                                 5-1
     5.03  Deferred Retirement                               5-1
     5.04  Disability Retirement                             5-2
     5.05  Termination before Retirement                     5-2
     5.06  Application Required                              5-2
     5.07  Leave of Absence or Layoff                        5-2
     5.08  Continuance upon Reemployment                     5-3



Section 6.         Benefit Amount

     6.01  Accrued Benefit                                   6-1
     6.02  Amount of Benefit                                 6-1
           (a)  Service or Deferred Vested Pension           6-1
           (b)  Disability Pension                           6-2
     6.03  No Reduction in Accrued Benefits                  6-3
     6.04  Offset for Other Pensions                         6-3
     6.05  Limitation of Benefit Amount                      6-4


Section 7.        Payment Options

     7.01  Annuity Forms of Payment                          7-1
           (a)  Normal Forms of Benefit                      7-1
                    (1)  Married Participant                 7-1
                    (2)  Unmarried Participant               7-1
           (b)  Optional Form of Benefit for Married
                 Participant                                 7-1
     7.02   Election of Early Retirement or Alternate Form of
             Benefit                                         7-2
           (a)  Notification Requirements                    7-2
           (b)  Election Requirements                        7-2
           (c)  Spousal Consent                              7-3
     7.03  Revocation or Change in Status                    7-3
     7.04  Pop-up Feature                                    7-4
     7.05  Election Periods for Disability Pensioners        7-4
     7.06  Cash-out of Small Pensions                        7-4
           (a)  Payment to Participant                       7-4
           (b)  Payment of Surviving Spouse                  7-5
     7.07  Rollover Distributions                            7-6
           (a)  General                                      7-6
           (b)  Definitions                                  7-6
                (1)  Eligible Rollover Distribution          7-6
                (2)  Eligible Retirement Plan                7-7
                (3)  Distributee                             7-7
                (4)  Direct Rollover                         7-7
     7.08   Lump Sum Settlement Option                       7-7



Section 8.  Preretirement Surviving Spouse Pension

     8.01  Eligibility                                      8-1
     8.02  Death prior to Retirement or Termination         8-1
     8.03  Death after Retirement or Termination            8-2


Section 9.  Death Benefit Plan

     9.01  Accidental Death Benefit                          9-1
     9.02  Sickness Death Benefit                            9-2
     9.03  Pensioner Death Benefit                           9-2
     9.04  Beneficiaries Eligible to Receive Death Benefits  9-5
     9.05  Method of Payment                                 9-7
     9.06  Source of Payment                                 9-8
     9.07  Special Rules                                     9-9


Section 10.  Computation of Service

     10.01  Hour of Service                                 10-1
     10.02  Net Credited Service                            10-3
     10.03  Vesting Service Credit                          10-4
     10.04  Part-time Service                               10-5
     10.05  Breaks in Service                               10-5
     10.06  Leaves of Absence                               10-6
     10.07  Layoffs                                         10-7
     10.08  Vesting Eligibility Year                        10-8


Section  11.   Interchange of Benefit Obligations and Transfers
                Among Affiliates

     11.01  Transfers from Interchange Company or BellSouth 11-1
             Pension Plan
     11.02  Transfers to Interchange Company                11-1
     11.03  Transfers to BellSouth Pension Plan             11-2
     11.04  Prior Benefits                                  11-2
          (a)  Former Interchange Company Plan Lump Sum     11-2
          (b)  Repayment of Plan Lump Sum Benefits          11-3
          (c)  Offset for Periodic Distributions            11-3
     11.05  Transfers Between Certain Affiliates            11-4


Section 12.  Administration

     12.01  Plan Administrator                              12-1
     12.02  Benefit Committees                              12-1
     12.03  Claim Review Committee                          12-2
     12.04  Named Fiduciary                                 12-2
     12.05  Allocation of Responsibilities                  12-3
     12.06  Delegation of Responsibilities                  12-3
     12.07  Plan Expenses                                   12-4
     12.08  Miscellaneous                                   12-4


Section 13.  Rights and Claims

     13.01  Notice to Employees                             13-1
     13.02  Claims Procedure                                13-1
     13.03  Non-assignability                               13-3
     13.04  Payment to Others                               13-3
     13.05  Forfeiture of Benefits by Killers               13-4
     13.06  Recovery of Overpayment                         13-4
     13.07  No Review by Former Affiliate Plan or
             Predecessor Plan Committee                     13-5
     13.08  No Claims Against a Participating Company       13-5

Section 14.  Pension Fund

     14.01  Establishment of Pension Fund                   14-1
     14.02  Appointment of Trustees and Investment Managers 14-2
     14.03  Contributions Subject to Tax-Deductibility      14-4
     14.04  Forfeitures                                     14-4
     14.05  Separate Plan Accounting                        14-4

Section 15.  Plan Changes

     15.01  Plan Amendments                                 15-1
     15.02  Plan Termination                                15-2
     15.03  Consolidation, Merger, or Sale of Property      15-4
     15.04  Top-Heavy Provisions                            15-4



Section 16.  Adoption of the Plan by a Participating Company

     16.01  Adoption Agreement                              16-1
     16.02  Separate Plans                                  16-1
     16.03  Amendment                                       16-2

Appendix A.  Calculation of Opening Account


Appendix B.  Transition Credit Calculation


Appendix C.  Conversion Factors
     C-1 - Employees at least 65 on April 1, 1994
     C-2 - Employees Attaining Age 65 after April 1, 1994

Appendix D.  Prior Plan Benefit


Appendix E.  Maximum Annual Pension Benefit


Appendix F.  Top-Heavy Provisions


Appendix G.  Maximum Lump Sum Under Section 415 for 1995


Schedule 1.  Modifications for Each Separate PRA Plan








                            FOREWORD



     The  BellSouth  Management Pension Plan was  established  by

BellSouth  as  of  January 1, 1984.  The  Plan  hereby  is  being renamed  the BellSouth Personal Retirement Account Pension  Plan.

Except  as otherwise specifically provided herein, this  document describes the Plan as it applies to persons actively employed  by

BellSouth or certain of its affiliates after June 30, 1993.

     This  amendment  and restatement of the  Plan  is  expressly conditioned upon receipt of a favorable determination letter from the  Internal  Revenue Service with respect to the  Plan  as  set forth in this document.

     All  pronouns are masculine, solely for ease of reading, and should be read as feminine where applicable.

                           SECTION 1

                          DEFINITIONS



     For  purposes of this Plan, the following words  shall  have the indicated meanings when such words are capitalized:

     1.01       "ADEA" means the Age Discrimination in Employment

Act of 1967, as amended, or any successor law.

     1.02      "Affiliate" means, with respect to a Participating

Company,  (a)  any  corporation included with such  Participating

Company in a controlled group of corporations as determined under

Section  414(b)  of  the Code, (b) any trade  or  business  under common  control  with  such Participating Company  as  determined under  Section  414(c)  of  the  Code,  (c)  any  member  of  any

"affiliated  service group" as such term is  defined  in  Section

414(m) of the Code which includes as one of its members an entity described  in  (a)  or (b) above, and (d) any trade  or  business which  is  otherwise  aggregated with such Participating  Company under Section 414(o) of the Code but only during the period  such corporation, trade or business, or member is, as applicable, in a controlled group of corporations with such Participating Company,

under common control with such Participating Company, or included in the affiliated service group or otherwise aggregated.

     1.02A          "Applicable Interest Rate" means

               (a)   for  Plan Years beginning before January  1,

          2000,  the  interest rate used by the  Pension  Benefit

          Guaranty  Corporation to value (1) immediate annuities,

          as   to  annuities  that  are  in  payment  status,  or

          (2)  deferred annuities, as to annuities that  are  not

          otherwise  currently  payable,  in  a  trusteed  single

          employer plan that terminates as of January 1st of  the

          applicable calendar year, and

               (b)    for  Plan  Years  beginning  on  or   after

          January  1,  2000, the average yield, expressed  as  an

          annual rate of interest, of 30-year Treasury securities

          for November of the immediately preceding Plan Year.

     1.02B          "Applicable Mortality Table" means

                (a)   for Plan Years beginning before January  1,

          2000,  the BellSouth Management 50/50 mortality  rates,

          and

                 (b)   for  Plan  Years  beginning  on  or  after

          January  1, 2000, the GAM 83 mortality tables, adjusted

          to  eliminate gender distinctions, or such other  table

          or  tables as may be prescribed by the Secretary of the

          Treasury from time to time.

     1.03      "BellSouth" means BellSouth Corporation, a Georgia

corporation, or its successors.



     1.04        "Benefit   Committee"   means   the   applicable

Employees' Benefit Committee appointed by a Participating Company

to  administer  the  Plan with respect  to  its  Employees.   The

organization and operation of the Benefit Committee is  described in  Section 12.  "BellSouth Benefit Committee" means the  Benefit

Committee appointed by BellSouth.

     1.05      "Board" means the Board of Directors of BellSouth.

     1.06       "Claimant"  means  any person  claiming  benefits

under the Plan.

     1.07       "Claim  Review  Committee" means  the  Employees'

Benefit Claim Review Committee appointed by BellSouth to serve as the  final  review  committee in connection with  all  claims  or questions dealing with the administration of the Plan.

     1.08      "Code" means the Internal Revenue Code of 1986, as

amended, or any successor law.

     1.09       "Compensation"  means the sum  of  the  following

amounts  that  are paid by a Participating Company  or  Companies during the Plan Year:

               (a)  basic pay,

               (b)  differentials,

               (c)  marketing  incentive payments and commissions

                    or equivalent payments approved by BellSouth,

               (d)  team  awards, awards to officers under  short

                    term incentive plans and equivalents, and

               (e)  salary transition payments.



     Compensation is determined before any reduction  elected  in accordance  with  a  "cafeteria plan"  or  a  "cash  or  deferred arrangement" pursuant to Sections 125 or 401(k) of the Code.

     In  no  event  shall the amount of Compensation  taken  into account  for  any Participant under the Plan for  any  Plan  Year exceed  $150,000  or such other amount as the  Secretary  of  the

Treasury  may determine or as may apply for such Plan Year  under

Section 401(a)(17) of the Code; provided, however, the limitation for the 1993 Plan Year shall be such amount less the compensation taken  into account in calculating the benefit accrued under  the

Prior Plan for the period from January 1, 1993, to June 30, 1993.

For   purposes   of   this   limitation  only,   in   determining

Compensation,  the rules of Section 414(q)(6) of the  Code  shall apply,  except  that in applying such rules,  the  term  "family"

shall  include only the spouse of the Participant and any  lineal descendants  of  the  Participant who have not  attained  age  19 before the close of the Plan Year.

     If  a  Participant receives benefits under  a  Participating

Company's short term disability plan, his Compensation  shall  be determined as though he received basic pay (at his last basic pay rate)  while he receives such benefits.  If the position rate  of his job changes while receiving such benefits, his basic pay rate shall  be deemed to change (prospectively) by the same percentage for the purpose of determining his Compensation.



     If a Participant is reemployed by a Participating Company in accordance with the terms of a court order, arbitration award  or settlement agreement involving litigation, arbitration  or  other action relating to a prior termination from employment, he  shall be  deemed to have received Compensation at his basic rate of pay for  the  "applicable period," as defined below.  The "applicable period" shall be the following:

          (a)  the  period of time specified in the order,  award

               or agreement;

          (b)  if no period of time is specified, the period that

               is  the number of weeks determined by dividing the

               full  amount  of  the  award  or  payment  by  the

               Participant's basic weekly wage rate in effect  at

               the time of this prior termination; or

          (c)  the  period of time between the date of the  prior

               termination and the date of reemployment,  not  in

               excess  of  thirty  days, if the  termination  was

               converted by the Participating Company from  which

               the Participant was terminated to a suspension.

     If  (b)  above applies, the amount of the award  or  payment shall  be  deemed to include any amount of compensation or  other payment received by the Participant from other sources which  has been offset against the amount awarded or paid to the Participant in  accordance with the order, award, or agreement.  In no  event shall  the  period of time exceed the actual amount of time  from the  date  of  the Participant's termination to the date  of  the

Participant's reemployment.

     For  purposes of performing discrimination testing to ensure

compliance  with  Code  Section  401(a)(4),  the  definition   of

"Compensation"  as  set  forth  above  in  this  Paragraph   1.09

generally  shall  be used; provided, on a plan year-by-plan  year basis,  the  Benefit Committee may elect to use as the definition

of    "Compensation"   any   definition   that   satisfies    the

nondiscrimination requirements of Code Section 414(s).

     If  a  Participant  retires  or  terminates  employment  and receives  any  Compensation of the type described in  clause  (d)

hereof  after  the Participant's Pension Commencement  Date,  his accrued  benefit shall be increased to reflect such  Compensation effective  as  of the date such Compensation is paid  (d)  hereof after  the  Participant terminates employment, such  Compensation shall  be deemed to have been paid as of the date the Participant terminates,  and  the amount of his pension  shall  be  corrected accordingly.

     1.10      "Effective Date" means July 1, 1993, which is  the

effective  date  of  the amended and restated Plan  as  described herein, unless another Effective Date is noted with respect to  a

Participating Company in Schedule 1.  Any amendment  required  by law  which has an effective date prior to July 1, 1993, shall  be effective  as  of  the date specifically provided  herein  or  as otherwise  required  by  law.  The rights  and  benefits  of  any

Employee  who  is  a Participant on or after the  Effective  Date shall  be determined as provided herein.  The rights and benefits of  any other person entitled to or receiving benefits under  the

Prior Plan (including persons receiving disability benefits under the  Prior Plan as of the Effective Date) shall be determined  in accordance with the provisions of the Prior Plan as in effect  on the  date  such person (or the person upon whose behalf  benefits are  being  paid)  ceased to be an Eligible Employee,  except  as specifically  provided  by subsequent amendment,  including  this

amendment.   This  amendment shall not  decrease  or  remove  any

protected right or benefit which had already accrued with respect to any Participant as of the Effective Date.



     1.11       "Elect"  means to make an election in  accordance

with Paragraph 7.02.

     1.12       "Eligible  Employee" means any Employee  (a)  who

receives  a regular and stated salary, i.e., pay at a monthly  or

annual   rate,  other  than  a  pension  or  retainer,   from   a

Participating  Company  and  who  is  classified  as  a  salaried employee,  or (b) who is a non-represented Employee  and  who  is employed  by  a  Participating Company that is  a  subsidiary  of

BellSouth  Enterprises, Inc., other than BellSouth Advertising  &

Publishing Corporation.  The term "Eligible Employee"  shall  not include  (a) a "leased employee," within the meaning  of  Section

414(n)(2)  of  the Code, (b) a represented Employee  who  is  not otherwise an Eligible Employee and who is temporarily promoted to salaried  employee status for one year or less, (c) any  Employee

(i)  who is a non-resident alien, (ii) who has no U.S. source  of income,  and (iii) who was not covered by a predecessor  plan  on

September  30, 1980, and (d) any Employee who is a third  country national or local national employee of a Participating Company.

     1.13       "Employee" means any person who is employed by  a

Participating Company or any Affiliate, and any person who  is  a

"leased employee" within the meaning of Section 414(n)(2) of  the

Code  of  a  Participating Company or Affiliate.  Notwithstanding

the foregoing, if such "leased employees" constitute less than 20 percent  of  the combined non-highly compensated  work  force  of

BellSouth  and  its  Affiliates, within the  meaning  of  Section

414(n)(5)(c)(ii)  of  the  Code, the term  "Employee"  shall  not include  those "leased employees" covered by a plan described  in

Section 414(n)(5) of the Code.

     1.14       "ERISA"  means  the  Employee  Retirement  Income

Security Act of 1974, as amended, or any successor law.

     1.15       "Former  Affiliate" means any  of  the  following

companies:  American  Telephone and Telegraph  Company,  American

Information Technologies Corporation, Bell Atlantic Corp.,  NYNEX

Corp., Pacific Telesis Group, Southwestern Bell Corp., U.S.  West

Inc., any subsidiary of any such company which participates in  a defined  benefit pension plan maintained by any such  company  or maintains  a  comparable  plan and with  respect  to  which  such

company   has   an  interchange  agreement  comparable   to   the

Interchange Agreement, and Bell Communications Research, Inc.

     1.16      "Hour of Service" is defined in Paragraph 10.01.

     1.17       "Interchange Agreement" means any agreement which

provides  for  the  interchange of benefit  obligations  and  the mutual  recognition  of service credit upon  the  transfer  of  a person between BellSouth or an Affiliate of BellSouth and another employer,  including,  but  not limited  to,  (a)  the  agreement between  BellSouth,  each  of the other regional  Bell  operating companies, and Bell Communications Research, Inc., which provides for  the  interchange  of  benefit  obligations  and  the  mutual recognition  of  service credit upon the  transfer  of  a  person between a regional Bell operating company and Bell Communications

Research,  Inc., under circumstances set forth  in  the  Plan  of

Reorganization,  (b)  the agreement between  BellSouth,  American

Telephone  and Telegraph Company and one or more other  companies in  connection with the reorganization of American Telephone  and

Telegraph Company and its subsidiaries on January 1, 1984,  which provides for the portability of benefits with respect to  certain employees,  and  (c)  the agreement between  BellSouth,  American

Telephone  and Telegraph Company, and each of the other  entities subject  to the "modified final judgment" as such term is defined in  the Tax Reform Act of 1984, which agreement provides for  the portability of benefits with respect to certain employees.

     1.18       "Interchange Company" means a company, other than

a  Participating  Company, which is a  party  to  an  Interchange

Agreement.

     1.19       "Net  Credited Service" is defined  in  Paragraph

10.02.

     1.20      "Normal Retirement Age" means age 65 or, if later,

the fifth anniversary of the date on which the Employee becomes a

Participant in the Plan.

     1.21       "Occasional Employee" means an Eligible  Employee

who  is hired for a period not exceeding three consecutive  weeks and who is not employed for more than 30 days in a year.

     1.22      "Participant" means an Eligible Employee, a former

Eligible Employee for whom or with respect to whom an account  is maintained under Section 3, or an annuitant.

     1.23       "Participating  Company"  means  BellSouth,   any

entity which participated in the Plan as of July 1, 1993, and any entity which elects to participate in the Plan in accordance with

Section 16 .

     1.24       "PBGC Interest Rate" means the interest rate used

by   the  Pension  Benefit  Guaranty  Corporation  to  value  (a)

immediate annuities, as to annuities that are in payment  status,

or (b) deferred annuities, as to annuities that are not otherwise currently  payable,  in  a  trusteed single  employer  plan  that terminates as of January 1st of the applicable calendar year.

     1.25      "Pension Commencement Date" means the first day as

of  which a Participant's pension benefits are payable under  the

Plan.

     1.26       "Pension  Fund"  means the trust  established  by

BellSouth  separate  from  its  assets  and  the  assets  of  any

Participating  Company or Affiliate for the  payment  of  certain

Plan  benefits  and  includes  any  allocable  interest  in   the

Telephone Real Estate Equity Trust.

     1.27       "Plan"  means  the BellSouth Personal  Retirement

Account  Pension Plan as maintained by one or more  Participating

Companies for the benefit of their Eligible Employees.

     1.28       "Plan Year" means July 1, 1993, through  December

31,  1993,  solely for purposes of determining Plan benefits  for the  first  Plan Year, and the calendar year for subsequent  Plan

Years.

     1.29       "Prior Plan" means the Plan, if any, as in effect

immediately  prior  to its amendment and restatement  as  of  the

Effective Date.

     1.30       "Regular  Employee" means  an  Eligible  Employee

whose  employment is expected to continue for more than one  year and who is not classified as a Temporary or Occasional Employee.

     1.31       "Statutory Break in Service" means  any  calendar

year  in which an Employee fails to complete more than 500  Hours of Service.

     1.32       "Temporary  Employee" means an Eligible  Employee

who  is  employed  to work more than 30 days but  not  more  than eighteen months.

     1.33      "Vesting Eligibility Year" is defined in Paragraph

10.08.

     1.34       "Vesting Service Credit" is defined in  Paragraph

10.03.

                           SECTION 2

                   PARTICIPATION AND VESTING



     2.01       Participation.   Each  Eligible  Employee  is   a

Participant  in the Plan on the later of the Effective  Date,  or his date of hire.

     2.02      Waiver of Participation by Temporary Employee.   A

service  pensioner who is reemployed as a Temporary Employee  may elect, prior to reemployment, to waive participation in the  Plan in  accordance  with  procedures  established  by  the  BellSouth

Benefit  Committee.   No benefit shall accrue  to  such  Employee

during the period of such reemployment.  Effective with the  date this  restatement  is  executed, any other Employee  may  make  a prospective election, in an employment agreement or other written agreement  with  the  applicable Participating  Company,  not  to participate  in  the Plan, and no benefit shall  accrue  to  such

Employee during the period such election is in effect.

     2.03       Vesting.  In order to receive benefits under  the

Plan,  a  Participant must become vested.  A Participant  becomes

vested   on  the  earlier  of  when  he  completes  five  Vesting

Eligibility  Years or when he attains Normal Retirement  Age.   A

Participant  also  may  become vested prior  to  completing  five

Vesting  Eligibility Years if his participation in  the  Plan  is terminated  incident to the sale of the Participating Company  or some  or all of the assets of the Participating Company to a non-

Affiliate and if the Claim Review Committee or the Nominating and

Compensation  Committee of the Board, as appropriate,  determines via plan amendment to vest the Participant and similarly situated

Participants.

                           SECTION 3

                            ACCOUNTS



     3.01       Hypothetical  Account.   A  hypothetical  account

shall be maintained for each Participant in accordance with  this

Section 3.  The balance in each Participant's account as  of  the

Effective Date shall be determined in accordance with Appendix A.

     On  the last day of the Plan Year three types of credits may be  added  to each Participant's account:  basic service credits,

supplemental  credits and interest credits.   Each  Participant's

account  also  may  be  credited with additional  and  transition credits in accordance with Paragraph 3.05.

     3.02       Basic  Service Credit.  On the last day  of  each

Plan  Year  each  Participant's account shall  be  credited  with basic service credits equal to the Participant's Compensation for the Plan Year multiplied by the percentage shown in the following table  based on his full years of Vesting Service Credit  at  the end of that Plan Year:

          Years of Vesting                     Basic Service
           Service Credit                    Credit Percentage


             0  through  4                                  3%
             5  through  9                                  4%
             10 through 14                                  5%
             15 through 19                                  6%
             20 through 24                                  7%
             25 through 29                                  8%
             30 through 34                                  6%
             35 or more                                     4%


     3.03      Supplemental Credit.  On the last day of each Plan

Year  the  account of each Participant whose Compensation  is  in excess  of the contribution and benefit base for such year  under

Section  230 of the Social Security Act (for the 1993 Plan  Year,

such base shall be deemed to be $28,800) shall be credited with a supplemental credit equal to the amount of such excess multiplied by 3 percent.

     3.04      Interest Credit.  Except as otherwise provided  in

this  Paragraph,  onas of the last day of each  Plan  Year,  each

Participant''s account shall be credited with an interest  credit equal  to the Participant''s account balance on the first day  of the  Plan Year multiplied by 4.8 percent in 1995 and 4.0  percent each  year  afte6 percent in 1996 and 4.0 percent for  each  year

1995.   If at any time in the 1995after 1996.  If at any time  in

the  1996  Plan Year a Participant is not actively employed,  the

4.86 percent interest credit rate shall apply for the month(s) in which  the  Participant was actively employed  during  such  Plan

Year, and a 4.0 percent interest credit rate shall apply for  the

remainder    of    such    Plan   Year    that    precedes    the

Participant'sParticipant's   Pension   Commencement   Date,    if

applicable.  In addition, if a Participant has attained  or  will first  attain (assuming continuous service) 35 years  of  Vesting

Service Credit after April 1, 1994 and before January 1, 1996  1,

1994, and before January 1, 1997, the 4.0 percent interest credit rate shall apply to the account for the entire 19956 Plan Year.

     3.05      Other Credits.

               (a)  Additional Credit.  The Board has approved an

          additional credit for the 19956 Plan Year equal to  the

          Participant's  Compensation multiplied by  21  percent,

          and  this additional credit shall be credited  to  each

          Participant's account as of the last day of  such  Plan

          Year.

               (b)   Transition Credit.  On the last days of  the

          1993,  1994, 1995, and 1996 Plan Years, the account  of

          each  Participant who was covered by the Prior Plan  on

          June  30,  1993, and who has been continuously employed

          by  a  Participating Company from July 1, 1993, to  the

          last day of such Plan Year (or, in the case of the 1996

          Plan Year, to June 30, 1996) shall be credited with the

          transition  credits,  if  any,  determined  under   the

          provisions of Appendix B.

     3.06       Interim Account Balances.  As of any date  during

the Plan Year, a Participant's account balance equals the sum of:

               (a)   his account balance as of the first  day  of

          the Plan Year, plus

               (b)   1/12th of the interest credit that would  be

          credited  to  his account on the last day of  the  Plan

          Year   (for  purposes  of  this  Subparagraph,   if   a

          Participant  both  terminates employment  and  has  his

          Pension  Commencement Date occur during the  first  two

          months  of the same Plan Year, 1/12th of such  interest

          credit  shall  be determined using the interest  credit

          rate  for the preceding Plan Year), multiplied  by  the

          number that corresponds to the calendar month in  which

          such date occurs, plus

               (c)    the  basic  service,  and,  if  applicable,

          supplemental,  additional and transition  credits  that

          would be credited to his account on the last day of the

          Plan Year, based on the Participant's Compensation  for

          the  Plan Year up to such date, taking into account the

          full benefit and contribution base under Section 230 of

          the  Social Security Act for such year, and as approved

          by the Board, if applicable.

     3.07      Accounts for New Participants.  Except as provided

in  Paragraph 3.08 and Section 11, if an individual first becomes an  Eligible  Employee on or after July 1, 1993, and  was  not  a participant in the Prior Plan or in the BellSouth Pension Plan on

June  30,  1993, no account shall be established  on  his  behalf until  the  end of the Plan Year in which he became  an  Eligible

Employee.   At  such time, his basic service and, if  applicable,

supplemental  and  additional  credits  shall  be  based  on  his

Compensation for the entire Plan Year.

     3.08       Establishment of Account upon Reemployment.    If

an  individual  who retired or terminated employment  before  the

Effective  Date,  is reemployed by BellSouth or  a  Participating

Company  as an Eligible Employee, an account shall be established for such Eligible Employee upon his reemployment.  The balance in such account shall be zero if (a) such Eligible Employee received a  lump  sum  settlement of his entire accrued benefit  prior  to reemployment and is not eligible to or does not buy back into the

Plan pursuant to Paragraph 10.05, or (b) his pension commenced to be  paid  prior to reemployment and is not suspended pursuant  to

Paragraph 5.08.  Otherwise, the balance in such account shall  be the amount determined in accordance with Appendix A.

     If  an  Eligible  Employee retires or terminates  employment

(other   than  pursuant  to  a  transfer  of  employment  between

Affiliates that is described in Subparagraph 11.05(a) or (b))  on or  after  the Effective Date, his account shall continue  to  be maintained, and credited with interest, until (a) he receives  or is  deemed to receive a lump sum settlement of his entire accrued benefit, or (b) his pension commences to be paid.  If an Eligible

Employee  is  reemployed by BellSouth or a Participating  Company after  his  account  ceases  to be  maintained  for  one  of  the preceding reasons, an account shall be established for him at the end  of the Plan Year of his reemployment as an Eligible Employee with  a  zero initial balance unless he is eligible and he elects or is deemed to buy back into the Plan pursuant to Paragraph 7.06 or  10.05 or his pension is suspended pursuant to Paragraph 5.08,

in  which  case an account shall be established for him upon  his reemployment.  The balance in such account, if not zero, shall be

(a)  if the Eligible Employee is deemed to buy back into the Plan pursuant to Paragraph 7.06, the amount in the Eligible Employee's

account  upon  his  termination  of  employment,  credited   with

interest  at the rate of 4 percent per year, compounded annually,

from termination to rehire, or (b) in all other cases, the amount determined in accordance with Appendix A.

                           SECTION 4

                           RETIREMENT



     4.01      Service Pension.  Any Participant may retire on  a

service pension provided he has attained any combination of whole years and whole months of age and whole years and whole months of

Net  Credited  Service, with a minimum of ten (10) years  of  Net

Credited  Service, which totals at least seventy-five (75)  years as  of  the  date of his retirement.  However, if a Participant's final  service  is with an Affiliate that is not a  Participating

Company, he must have completed a minimum of 10 years of  Vesting

Service  Credit to be eligible for a service pension  under  this

Paragraph.

     4.02      Disability Pension.  A Participant who (i) becomes

totally disabled as a result of sickness or injury while employed by  a  Participating Company and who , (ii) has at least 15 years of  Net  Credited  Service at the expiration of  his  short  term disability  benefits, (iii) is eligible to apply  for  long  term

disability   benefits  at  the  expiration  of  his  short   term

disability  benefits  and who (iv) is not  then  eligible  for  a service  pension shall immediately be paid a disability  pension;

provided,  however,  such Participant may  elect  to  be  paid  a deferred  vested  pension  instead of a disability  pension;  and provided  further, however, if such Participant is  then  service pension  eligible, he may elect to receive a service  pension  in lieu  of  a  disability  pension, and  if  such  Participant  has attained  Normal  Retirement Age and is eligible  for  a  service pension,  a service pension shall be paid instead of a disability pension.  The disability pension shall terminate when (a)  it  is determined that the Participant is no longer totally disabled  or

(b)  he  attains  Normal Retirement Age and  is  eligible  for  a

service  pension,  whichever of (a) or  (b)  occurs  first.   The

disability pension shall terminate when (a) it is determined that the  Participant is no longer totally disabled, or (b) he attains

Normal  Retirement  Age and is eligible for  a  service  pension,

which ever (a) or (b) occurs first.

     4.03       Deferred  Vested  Pension.   A  Participant   who

terminates  employment and meets the vesting  rule  in  Paragraph

2.03  shall receive a deferred vested pension in accordance  with

Paragraph 5.05.

     4.04       Mandatory Retirement.  Each Employee, whether  or

not  a Participant, shall be retired from active service no later than the last day of the month in which he attains age 65 or,  if later,  the  earliest age permissible under applicable provisions of ADEA and any state law.

     Mandatory   retirement  applies  only  to  those   Employees

referred  to in Section 12(c)(1) of ADEA and those Employees  for whom  age  is a bona fide occupational qualification  within  the meaning of Section 4(f)(1) of ADEA.

     4.05       Certain  Transfers.  A Participant who  transfers

between  companies may not retire until he ceases to be  employed by a Participating Company or any Affiliate.

                           SECTION 5

                   PENSION COMMENCEMENT DATE



     5.01       Early  Retirement.   If  a  Participant  who   is

eligible  for a service pension retires before he attains  Normal

Retirement  Age,  he  can  Elect  to  have  his  pension  payable commencing on any date on or after his retirement, but not  later than  the  first  of the month coincident with or  following  his attainment of Normal Retirement Age, and such date shall  be  his

Pension Commencement Date.

     5.02      Normal Retirement.  If a Participant retires on or

after  attainment of his Normal Retirement Age, his pension shall be  payable commencing on the first day following his retirement,

and such date shall be his Pension Commencement Date.

     5.03      Deferred Retirement.  If a Participant works until

the April 1st following the calendar year in which he attains age

70, he shall be treated as having retired on such April 1st, with his  pension,  computed  as of December 31  of  the  prior  year,

payable commencing on such April 1st, and such date shall be  his

Pension Commencement Date.

     His  pension  shall  be  recomputed as  of  each  succeeding

January  1st  and  upon actual retirement to  reflect  additional benefit accruals and an actuarial adjustment for the pension paid

(a)  during  the  prior year, if he continues to  work,  and  (b)

during the current year, upon his actual retirement.

     5.04       Disability  Retirement.   A  Participant  who  is

eligible for a disability pension under Paragraph 4.02 shall have

his   disability  pension  commence  on  the  day  following  the expiration of his short term disability benefits, and  such  date shall be the Participant's Pension Commencement Date with respect to such disability pension.

     5.05       Termination Before Retirement.  If a  Participant

terminates employment with the Participating Company,  all  other

Participating Companies and all Affiliates after becoming  vested and  before becoming eligible to retire under Paragraph 4.01,  he may  Elect to have his pension payable commencing on or after the birthday  on which he would have become eligible to retire  under

Paragraph  4.01 if he were an Eligible Employee on such birthday;

provided,  however, if such Participant terminates employment  as described  above before December 31, 1997, he may Elect  to  have

his   pension  payable  commencing  on  or  before  December  31,

1997vested,  he may Elect to have his pension payable  commencing on  the  first  day  following  such termination  of  employment.

Absent  such an election his pension shall be payable  commencing on  his  attainment of Normal Retirement Age.  The date on  which such  pension  first is payable shall be his Pension Commencement

Date Date.     .

     5.06       Application Required.  Except as provided in this

Section,  a  Participant  must file a written  request  with  the

Benefit Committee to have his pension commence.

     Except  for  months after Normal Retirement Age, no  pension payment shall be made for any month before the month in which the

Benefit Committee receives such written request.  In the case  of any  Participant  who is no longer an Employee on  or  after  his

Normal Retirement Age, pension payments shall commence whether or not a written request for such payments is received.

     5.07       Leave of Absence or Layoff.  Subject to Paragraph

5.03, no pension shall be paid under this Plan during a period of leave  of  absence  or  layoff unless the Participant  elects  to retire or terminate his employment and end such leave or layoff.

     5.08      Continuance Upon Reemployment.  Except as provided

below,  once a Participant begins to receive a pension, it  shall continue  to  be paid during any subsequent period of  employment with  a  Participating Company, any Affiliate, or any Interchange

Company.   A  Participant's pension shall be suspended  during  a

period  of subsequent employment with a Participating Company  if the Participant is rehired before attaining age 65, in which case the  suspension shall commence with the first month following the month  of  rehire;  provided,  however,  that  the  Participant's pension  shall not be suspended if he is rehired as  a  Temporary

Employee  and  waives  participation  in  the  Plan  pursuant  to

Paragraph 2.02.

     A  Participant's pension also shall be suspended  if  he  is hired  by  an  Interchange Company provided  the  Participant  is covered by the provisions of the Interchange Agreement and either has  not  attained age 65 or has attained age 65 and  is  working more than 40 hours in each month.

     Subject  to the other restrictions in this Paragraph,  if  a

Participant  is reemployed by a Participating Company  before  he begins to receive a pension and prior to attaining age 65, he may not Elect to have payments commence while so employed.

     Subject  to  Paragraph 5.03, suspensions shall continue  for the period of reemployment, and a Participant's suspended pension

shall   recommence  beginning  with  the  month  in   which   his

reemployment terminates.

                           SECTION 6

                         BENEFIT AMOUNT



     6.01       Accrued Benefit.  A Participant's accrued benefit

is  a  monthly benefit, commencing at his Normal Retirement  Age,

that  is  the  actuarial equivalent of the Participant's  account

balance.   Such accrued benefit shall be computed by  (a)  taking

the amount of such account balance, plus interest thereon (if the

Participant has not attained Normal Retirement Age) projected  to

Normal  Retirement  Age  at  the  rate  of  4  percent  per  year compounded  annually, (b) converting such amount into a  lifetime pension  at  the  Participant's Normal  Retirement  Age  (or  the

Participant's  actual age if he has already attained  his  Normal

Retirement Age) using the appropriate factor from the  table  set forth in Appendix C, and (c) dividing the resulting amount by 12.

     6.02      Amount of Benefit.

               (a)   Service  or  Deferred  Vested  Pension.    A

          Participant's  account  shall  be  converted  into   an

          actuarially equivalent, monthly single life annuity  on

          his  Pension Commencement Date.  Such annuity shall  be

          computed  using the appropriate factor from  the  table

          set  forth  in  Appendix C, and dividing the  resulting

          amount by 12.  Notwithstanding anything in this Plan to

          the  contrary,  the benefit payable  to  a  Participant

          retiring  with a service pension on or before  December

          31,   2005,  shall  equal  the  greater  of  (i)   such

          Participant's  benefit determined under  the  preceding

          provisions  of  this Plan, and (ii) such  Participant's

          benefit determined under the terms of the Prior Plan in

          accordance with Appendix D hereto, taking into  account

          the Participant's age and service as of the date of his

          retirement  and  the  Participant's  compensation,   as

          appropriate,  on  and  after  the  Effective  Date   in

          accordance with the provisions of Appendix D.

               The  amount of the annuity actually payable  to  a

          Participant   may   be  reduced  in   accordance   with

          subparagraph   7.01(a)(1)  and  may  be  increased   in

          accordance with the last paragraph of Paragraph 1.09.

               Except  as  otherwise provided in Paragraph  5.08,

          all  pensions  shall be paid through the month  of  the

          pensioner or annuitant's death.

               (b)  Disability Pension.  If a Participant who  is

          eligible for a disability pension under Paragraph  4.02

          has  not  attained  age 62 upon the expiration  of  his

          short  term disability benefits, his disability pension

          shall be payable immediately at the expiration of  such

          benefits in the amount which would have been payable to

          the  Participant had (i)  he terminated  employment  at

          the  expiration of his short term disability  benefits,

          (ii)   his account been credited with interest  at  the

          rate  of 4  percent per year, compounded annually, from

          such  date to his 62nd birthday, and (iii)  his account

          been  converted into an actuarially equivalent, monthly

          single  life  annuity  when  he  attained  age  62   in

          accordance   with   subparagraph   6.02(a).     If    a

          Participant 6.02(a).  If a Participant who is  eligible

          for  a  disability  pension under  Paragraph  4.02  has

          attained  age 62 upon the expiration of his short  term

          disability  benefits, his disability pension  shall  be

          payable immediately at the expiration of his short term

          disability benefits in the amount which would have been

          payable  to  the  Participant  had  his  account   been

          converted  into  an  actuarially  equivalent,   monthly

          single  life  annuity in accordance  with  subparagraph

          6.02(a)  at such time. 6.02(a) at such time;  provided,

          however,  such  Participant may  elect  to  be  paid  a

          deferred   vested  pension  instead  of  a   disability

          pension.

     The  amount of the annuity actually payable to a participant may be reduced in accordance with subparagraph 7.01(a)(1).

      In the event a disability pension is not terminated earlier under  Paragraph 4.02, it shall be paid through the month of  the pensioner's death.

      6.03       No  Reduction in Accrued Benefits.  In no  event

shall any Participant's accrued benefit as of the Effective  Date be  less  than his accrued benefit under the Prior Plan, reduced,

if  applicable,  for early commencement and the  election  of  an optional form of pension in accordance with the provisions of the

Prior  Plan.  In addition, in no event shall the accrued  benefit of  a  Participant  who  is eligible for  a  service  pension  on

December 31, 2005, be less than his accrued benefit on such date.

This  Plan shall be deemed to incorporate the provisions  of  the

Prior  Plan  to  the extent required to determine benefit  rights under the Prior Plan.

     6.04       Offset  for Other Pensions.  If a Participant  is

entitled  to  an employer-provided pension under another  defined benefit  pension plan that is qualified under Section  401(a)  of the  Code  which  is attributable to employment with  respect  to which  an  account  has  been established under  this  Plan,  his pension  under this Plan shall be reduced by the amount  of  such other pension.  If the other pension is paid in a different form,

or  commences at a different time, the offset under this Plan  is based on what the other pension would have been had it been  paid in  the same form as the pension under this Plan and commenced at

the  same  time  as  the pension under this Plan.   In  case  any

benefit  or  pension,  which  the Claim  Review  Committee  shall determine  to  be  of  the same general character  as  a  payment provided by the Plan, shall be payable under any law now in force or  hereafter enacted to any employee of a Participating Company,

to  his  beneficiaries or to his annuitant under  such  law,  the excess  only, if any, of the amount prescribed in the Plan  above the  amount  of such payment prescribed by law shall  be  payable

under   the  Plan; provided, however, that no benefit or  pension

payable  under  this  Plan  shall be reduced  by  reason  of  any governmental benefit or pensions payable on account  of  military service or by reason of any benefit which the recipient would  be

entitled  to  receive under the Social Security  Act.   In  those

cases  where,  because  of differences in the  beneficiaries,  or differences  in  the  time or methods of payment,  or  otherwise,

whether there is such excess or not is not ascertainable by  mere comparison  but  adjustments  are  necessary,  the  Claim  Review

Committee in its discretion is authorized to determine whether or not  in  fact any such excess exists, and in case of such excess,

to  make  the adjustments necessary to carry out in  a  fair  and equitable  manner the spirit of the provision for the payment  of such excess.

     6.05      Limitation of Benefit Amount.  Notwithstanding any

other  provision of the Plan, the actuarially equivalent  monthly lifetime  pension  which  is derived  from  the  account  of  any

Participant, when added to any pension benefits payable  to  such

Participant   under  any  other  defined  benefit  pension   plan

maintained  by  a Participating Company or Affiliate,  shall  not exceed the "maximum permissible amount" described in subparagraph

(a)  below.  The portion of any pension or survivor annuity  with respect  to any Participant in excess of the applicable  "maximum permissible  amount"  shall be paid by the Participating  Company which  last employed such Participant directly to the Participant or  beneficiary  entitled thereto and shall  be  charged  to  its operating expense accounts when and as paid.

               (a)   The  "maximum permissible amount"  shall  be

          equal  to  the  lesser of  (1) ninety thousand  dollars

          ($90,000)  or  (2) one hundred percent  (100%)  of  the

          Participant's average annual earnings for the period of

          three   consecutive  Plan  Years  during   which   such

          Participant both was an active Participant in the  Plan

          and   had  the  greatest  aggregate  earnings  from   a

          Participating Company.  For purposes of this  Paragraph

          6.05,  the  term  "earnings"  shall  mean  earnings  as

          defined  in  Appendix  F  of the  Plan.   However,  the

          "maximum permissible amount" may not exceed the  amount

          from the applicable table in Appendix E related to  the

          Participant's completed years and months of  age.   The

          term  "Social Security Retirement Age" shall  mean  the

          age  used  as  the  retirement age for the  Participant

          under Section 216(1) of the Social Security Act, except

          that  such  section shall be applied without regard  to

          the  age increase factor and as if the early retirement

          age under Section 216(1) of such Act was 62.

               (b)   If  a pension or survivor annuity is payable

          with  respect  to a Participant who has less  than  ten

          years   of  participation  in  the  Plan,  the   amount

          specified  in  subparagraph  (a)(1)  above   shall   be

          multiplied by a fraction, the numerator of which is the

          Participant's   years   of   participation   and    the

          denominator  of which is 10.  If a pension or  survivor

          annuity  is  payable with respect to a participant  who

          has  less than ten years of Vesting Service Credit, the

          amount specified in subparagraph (a)(2) above shall  be

          multiplied by a fraction, the numerator of which is the

          Participant's years of Vesting Service Credit  and  the

          denominator of which is 10.

               (c)   If  a pension or survivor annuity is payable

          with respect to a Participant who was a Participant  in

          the   Plan  as  of  December  31,  1986,  the  "maximum

          permissible amount" shall not be less than  the  lesser

          of (i) the Participant's accrued benefit under the Plan

          as of December 31, 1986, or (ii) the maximum limitation

          applicable to such Participant as of December 31,  1986

          under Section 415(b) of the Code.

               (d)  Effective January 1, 1988, and each January 1

          thereafter,  the  $90,000 limitation specified  in  the

          first  sentence  of  subparagraph (a)  above  shall  be

          automatically  adjusted to the  new  dollar  limitation

          determined by the Commissioner of Internal Revenue  for

          that calendar year.  The new limitation shall apply  to

          Plan  Years  ending  with  the  calendar  year  of  the

          adjustment.

               (e)   If  a  Participant's  pension  hereunder  is

          payable  as a joint and 50% survivor annuity  with  the

          Participant's   spouse   as   the   beneficiary,    the

          modification  of the pension for such form  of  payment

          shall  be made before the application of the limitation

          hereunder and, as so modified, shall be subject to such

          limitation.



               (f)   If  an individual is a Participant  in  this

          Plan  and has ever participated in one or more  of  the

          following:

                    (1)  the  BellSouth  Management  Savings  and

                         Employee   Stock  Ownership  Plan   (the

                         "Savings Plan");

                    (2)  the  BellSouth Savings and Security Plan

                         (the "Savings and Security Plan");

                    (3)  the  BellSouth Employee Stock  Ownership

                         Plan (the "ESOP"); or

                    (4)  any   other  defined  contribution  plan

                         maintained by a Participating Company or

                         Affiliate,

          the   applicable  "maximum  permissible  amount"  under

          subparagraph (a) or (c) shall be reduced to the  extent

          necessary   to   prevent  the  sum  of  the   following

          fractions,  computed as of the close of any year,  from

          exceeding 1.0.

                              (1)  A fraction, the numerator of

                         which is the individual's projected

                         annual benefit under the Plan and the

                         projected annual benefit under any other

                         defined benefit pension plan qualified

                         under Section 401(a) of the Code and

                         maintained by a Participating Company or

                         Affiliate (computed in accordance with

                         Section 415(e)(2) of the Code), and the

                         denominator of which is the product of

                         1.25 and the applicable "maximum

                         permissible amount" under subparagraph

                         (a) or (c) above.

                                   PLUS

                    (2)  A  fraction, the numerator of  which  is

                         the  sum  of  (A)  the annual  additions

                         (computed  in  accordance  with  Section

                         415(e)(3)   of   the   Code)   to    the

                         individual's account in any of the plans

                         referred  to  in this subparagraph  (f),

                         and  (B)  the annual additions prior  to

                         1984 to the individual's account in  the

                         Bell  System  Savings Plan for  Salaried

                         Employees,  and the Bell System  Savings

                         and  Security Plan and the  Bell  System

                         Employees Stock Ownership Plan  (if  the

                         individual's accounts in such plans have

                         been transferred to the Savings Plan and

                         the  Savings and Security Plan and  ESOP

                         respectively),  and the  denominator  of

                         which is the total of the lesser of  the

                         following  amounts  separately  computed

                         for   each  year  of  service  with  any

                         company participating in such plans:

                              (A)      35    percent    of    the

                         Participant's earnings for each year, or

                              (B)   125  percent  of  the  dollar

                         limitation under Section 415(c)(1)(A) of

                         the Code for each such year.

          Pursuant to regulations to be prescribed by the

          Secretary of the Treasury or his delegate, an amount

          shall be subtracted from the numerator of the fraction

          computed

          under (2) above with respect to any Participant (but

          not exceeding such numerator), so that the sum of the

          "defined benefit plan fraction" and the "defined

          contribution plan fraction" computed as of December 31,

          1986 under Section 415(e)(1) of the Code does not

          exceed 1.0.

               (g)   If  a Participant participates in a  defined

          benefit  plan  or  plans maintained by a  Participating

          Company or Affiliate and a defined contribution plan or

          plans   maintained  by  a  Participating   Company   or

          Affiliate,  such Participant's rate of benefit  accrual

          under  such  defined benefit plan or plans, and/or  the

          allocation   to   his   account  under   such   defined

          contribution  plan or plans, shall be reduced  if  such

          reduction  is  required to comply with the  limitations

          set  forth  in section 415 of the Code.  If a reduction

          in  the  rate of benefit accrual or a reduction in  the

          allocation to an account is required, benefits  payable

          from,  or allocations under, the following plans  shall

          be reduced in the order the Plans are listed:

                    (1)  BellSouth  Personal  Retirement  Account

                         Pension Plan (not including the benefits

                         payable   in  excess  of  the   "maximum

                         permissible amount" under this Paragraph

                         6.05);

                    (2)  BellSouth Pension Plan;

                    (3)  Any  other defined benefit pension  plan

                         maintained by an Affiliate;

                    (4)  Savings Plan;

                    (5)  Savings and Security Plan;

                    (6)  ESOP; and

                    (7)  Any   other  defined  contribution  plan

                         maintained by an Affiliate.

               (h)  This Paragraph 6.05 is intended to comply

          with Code Section 415 and should be interpreted to

          limit benefits only to the extent required by that Code

          Section.  Accordingly, the limits of this Paragraph

          6.05 shall be applied by considering all plans

          maintained by a Participating Company and its

          Affiliates [(as defined in this subparagraph 6.05(h)],

          in which a Participant participates or has

          participated, but without combining plans maintained by

          Participating Companies that are not Affiliates.  For

          purposes of this Paragraph 6.05, "Affiliate" shall have

          the same meaning as in Paragraph 1.02, except that the

          provisions of subparagraphs 1.02(a) and 1.02(b) shall

          be applied by substituting the phrase "more than 50

          percent" for the phrase "at least 80 percent" each

          place it appears in Code Section 1563(a)(1).



                           SECTION 7

                        PAYMENT OPTIONS



     7.01      Annuity Forms of Payment.

               (a) Normal Forms of Benefit.

                    (1) Married Participant.  If a Participant is

               married  on  his  Pension Commencement  Date,  his

               pension  shall  be  payable as  a  joint  and  50%

               survivor  annuity  unless he Elects  otherwise  as

               provided  in  Paragraph 7.02.  The joint  and  50%

               survivor  annuity  shall  be  90  percent  of  the

               benefit  amount  described in Section  6,  and  50

               percent  of such reduced pension shall be paid  to

               the Participant's surviving spouse (if such spouse

               is  the one to whom the Participant was married on

               his  Pension Commencement Date) for the  remainder

               of the surviving spouse's lifetime.

                    (2)  Unmarried Participant.  If a Participant

is not married on his              Pension Commencement Date, his

pension  shall be unreduced and shall be                a  single

life annuity.

               (b)   Optional   Form  of  Benefit   for   Married

          Participant.  A married Participant may Elect to  waive

          the  joint  and 50% survivor annuity and to receive  in

          lieu thereof a single life annuity.

     7.02      Election of Early Retirement or Alternate Form  of

Benefit.   A  Participant who wants to Elect to have his  pension

commence  prior  to  attaining his Normal Retirement  Age  and  a married Participant who wants to Elect a single life annuity form of benefit may do so in accordance with the following procedures.

               (a)  Notification Requirements.   The  Participant

          must be given written notification, as described below,

          during   the   90-day  period  preceding  his   Pension

          Commencement Date.  The notification must  explain  (1)

          the  Participant's right to make the election, (2)  the

          effect  of  his making the election, (3) the rights  of

          his spouse with respect to such election, (4) his right

          to  revoke the election during the election period, (5)

          the effect of such a revocation, and (6) if applicable,

          his  right  to  defer  receipt  of  his  pension.   Any

          notification with respect to the joint and 50% survivor

          annuity must include (1) a written explanation  of  the

          terms,  conditions and relative values of  that  option

          and (2) a reasonable estimate of both the joint and 50%

          survivor  annuity payable and the single  life  annuity

          payable if he so Elects.

               (b)  Election Requirements.  The notification must

          include  an election form on which the Participant  may

          make  the applicable election.  The election form  must

          be  signed  and  must acknowledge the  effect  of  such

          election,  and  all  signatures on  the  form  must  be

          notarized.  The election must be made during the 30  to

          90-day  period  (the length of which shall  be  set  by

          BellSouth)  following receipt of the  notification  and

          the election form and may be revoked at any time during

          such period by filing a new election form.

               (c)  Spousal  Consent.   If  the  Participant   is

          married   on   the  Pension  Commencement   Date,   the

          Participant's spouse must consent to the election of  a

          single  life  annuity, and such  consent  must  (1)  be

          written  and the spouse's signature must be  notarized,

          (2)   state  the  elected  form  of  benefit,  and  (3)

          acknowledge  the effect of such election  and  form  of

          benefit.    Any   such   spousal   consent   shall   be

          irrevocable.

               Spousal consent is not required if the Participant

          establishes   to  the  satisfaction  of   the   Benefit

          Committee that such consent cannot be obtained  because

          there  is  no  spouse,  because the  spouse  cannot  be

          located  or  because  of any other circumstances  under

          which spousal consent is not required under Section 417

          of the Code.

     7.03        Revocation  or  Change  in   Status.    If   the

Participant's  spouse  dies after the  Participant  has  made  an

election    and    before   his   Pension   Commencement    Date,

notwithstanding subparagraph 7.02(c) above, such  election  shall be  deemed to be revoked.  If the marriage of the Participant and his  spouse terminates after the Pension Commencement Date,  such person  shall continue to be regarded as the Participant's spouse for  purposes  of  this  Section 7 unless  a  qualified  domestic relations order provides otherwise.

     7.04       Pop-up  Feature.   If  the  spouse  of  a  former

Participant who is receiving a joint and 50% survivor annuity (a)

was  married to the Participant on his Pension Commencement  Date or  was  entitled to part or all of the survivor portion  of  the

Participant's  annuity under the terms of  a  qualified  domestic relations  order in effect on such Date, and (b) dies after  such date,  his  pension shall be increased by the amount his  pension was  originally reduced to provide the survivor benefit  to  such spouse, starting with the pension payment for the month following the death of the spouse.

     7.05       Election Periods for Disability Pensioners.   Any

Participant  determined  to be eligible  for  disability  pension payments shall be covered by the election provisions in Paragraph

7.02,  above.   The provisions shall apply both at the  time  the

disability  pension  payments  commence  and  at  the  time   the

disability  pension  converts  to  a  service  pension.    If   a

Participant  eligible for a disability pension  Elects  a  single life  annuity form of benefit for his disability pension and dies prior  to  age  65, the provisions of Section  8  that  apply  to terminated vested employees are applicable.

     7.06      Cash-out of Small Pensions.

               (a)   Payment to Participant.  If the  greater  of

          the Participant''s account balance or the present value

          of the Participant''s accrued benefit (determined using

          the  BellSouth Management 50/50 mortality rates and the

          PBGCApplicable  Mortality  Table  and  the   Applicable

          Interest  Rate) is less than or equal to $3,500  as  of

          the  date  of his retirement or termination, a lump-sum

          settlement  equal  to  such  greater  amount  shall  be

          payable  to  him  on  such date in lieu  of  any  other

          benefits under the Plan, provided the greater  of  such

          amounts  remains  $3,500 or less through  the  date  of

          payment.

               If a Participant ceases to be an Employee prior to

          becoming vested in his accrued benefit hereunder,  such

          Participant shall be deemed to have received a lump sum

          settlement of $0, and his entire accrued benefit  shall

          immediately  be  forfeited.   In  the  event   such   a

          Participant  again becomes an Employee  before  he  has

          incurred  five consecutive Statutory Breaks in Service,

          he  shall be deemed to have immediately repaid  to  the

          Plan   the  amount  which  was  deemed  to  have   been

          distributed  upon his prior termination of  employment,

          and  his  account shall be restored in accordance  with

          Paragraph 3.08.

               (b)   Payment  to Surviving Spouse.   A  lump  sum

          settlement   shall  be  payable  to  the  Participant's

          surviving  spouse  in  lieu of the  benefits  otherwise

          payable  to such spouse pursuant to Paragraph  8.02  or

          8.03  if  (i) with respect to survivor benefits payable

          under Paragraph 8.02, the greater of 45 percent of  the

          Participant's  account balance,  as  increased  by  the

          interest  credits  provided  in  clause  (ii)  of  that

          Paragraph, and the present value of the benefit payable

          to  such  spouse  (determined using the assumptions  in

          subparagraph 7.06(a) above) is less than  or  equal  to

          $3,500,  or  (ii)  with  respect to  survivor  benefits

          payable under Paragraph 8.03, the greater of 45 percent

          of  the Participant's account balance as of the date of

          his  death and the present value of the benefit payable

          to  such  spouse  (determined using the assumptions  in

          subparagraph 7.06(a) above) is less than  or  equal  to

          $3,500  but only if such greater amount remains  $3,500

          or less through the date of payment.

     7.07      Rollover Distributions.

               (a)   General.   Notwithstanding any provision  of

          the  Plan to the contrary that would otherwise limit  a

          distributee's  election under this  Paragraph  7.07,  a

          distributee  may elect, at the time and in  the  manner

          prescribed by the Committee, to have any portion of  an

          eligible rollover distribution paid directly to an

          eligible  retirement plan specified by the  distributee

          in a direct rollover.

               (b)  Definitions.

                    1)     Eligible  Rollover  Distribution.   An

               eligible rollover distribution is any distribution

               of all or any portion of the balance to the credit

               of   the  distributee,  except  that  an  eligible

               rollover   distribution  does  not   include   any

               distribution   that  is  one  of   a   series   of

               substantially  equal periodic payments  (not  less

               frequently  than annually) made for the  life  (or

               life  expectancy) of the distributee or the  joint

               lives   (or  joint  life  expectancies)   of   the

               distributee   and  the  distributee's   designated

               beneficiary,  or  for a specified  period  of  ten

               years or more; any distribution to the extent such

               distribution   is  required  under  Code   Section

               401(a)(9);  and  the portion of  any  distribution

               that is not includible in gross income (determined

               without regard to the exclusion for net unrealized

               appreciation with respect to employer securities).

                    2)    Eligible Retirement Plan.  An  eligible

               retirement   plan  is  an  individual   retirement

               account  described  in  Code  Section  408(a),  an

               individual  retirement annuity described  in  Code

               Section 408(b), an annuity plan described in  Code

               Section 403(a), or a qualified trust described  in

               Code    Section   401(a),   that    accepts    the

               distributee's   eligible  rollover   distribution.

               However,  in  the  case  of an  eligible  rollover

               distribution to the surviving spouse, an  eligible

               retirement   plan  is  an  individual   retirement

               account or individual retirement annuity.

                    3)    Distributee.  A distributee includes an

               Employee  or  former Employee.  In  addition,  the

               Employee's  or former Employee's surviving  spouse

               and the Employee's or former Employee's spouse  or

               former  spouse who is the alternate payee under  a

               qualified domestic relations order, as defined  in

               Code  Section 414(p), are distributees with regard

               to the interest of the spouse or former spouse.

                    4)   Direct Rollover.  A direct rollover is a

               payment  by  the  Plan to the eligible  retirement

               plan specified by the distributee.

     7.08        Temporary   Lump  Sum  Settlement   Option.    A

Participant described in subparagraph (a) of this Paragraph  7.08 may Elect to receive a lump sum settlement as determined below in lieu of the forms of benefit described in Paragraph 7.01.

      7.01.

               (a)   The  Participants  to  whom  the  lump   sum

          settlement  option  described in  this  Paragraph  7.08

          apply   are   the  vested  Employees  of  Participating

          Companies who retire or terminate employment during the

          period beginning July 1, 1993, and ending December  30,

          1997,  with  a pension commencement date on  or  before

          December 31, 1997.

               (b)  An Ea)     An election to receive a lump  sum

          settlement  described  in this  Paragraph   7.08  by  a

          Participant   shall   include   amounts   payable    by

          Participating Companies pursuant to Paragraph  6.05  of

          the   Plan   which  are  in  excess  of  the  ""maximum

          permissible  amount"" described in such Paragraph  only

          if  the present value of such amounts, determined using

          the  BellSouth Management 50/50 mortality rates and 120

          percent  of  the  PBGCon the Pension Commencement  Date

          using the Applicable Mortality Table and the Applicable

          Interest Rate, does not exceed $20,000.

               (c)   b)      The  lump  sum  settlement  of   any

          Participant  described  in  subparagraph  7.08(a)   who

          Elects  the lump sum settlement option shall equal  the

          greater  of (i) the Participant's account balance,  and

          (ii)   the  present  value  of  the  Participant'   the

          Participant's  account balance, and  (ii)  the  present

          value  of  the  Participant's pension  on  his  Pension

          Commencement Date, which shall be determined using  the

          BellSouth  Management  50/50  mortality  rates  and  an

          interest rate equal to 100 percent (120 percent if  the

          single  sum so determined exceeds $25,000, and  if  the

          single  sum determined using 120 percent is  less  than

          $25,000,  the single sum shall be deemed to be $25,000)

          of  the PBGC Interest Rate. Applicable Mortality  Table

          and the Applicable Interest Rate.

               (d)   c)    A  Participant who wants to  Elect  to

          receive  a lump sum settlement as described above  must

          do  so  in  accordance with the procedures in Paragraph

          7.02. 7.02.

               (d)  As a special transition rule for Participants

          whose  Pension  Commencement Dates occur  on  or  after

          July  1,  1996, and in a Plan Year which begins  before

          January  1,  2000, such a Participant's  present  value

          amount in clause (ii) of Subparagraph 7.08(b) shall  be

          determined   using  the  interest  rate  specified   in

          Paragraph 1.02A(b) and the mortality table specified in

          Paragraph 1.02B(b) if the combined use of that rate and

          table results in a higher present value amount than the

          combined  use  of  the  rate  and  table  specified  in

          Paragraphs 1.02A(a) and 1.02B(a), respectively.

                            SECTION 8

             PRERETIREMENT SURVIVING SPOUSE PENSION



     8.01      Eligibility.  If a Participant dies after becoming

vested  but  before his Pension Commencement Date,  the  benefits described in this Section 8 are payable to his surviving spouse.

     Except   as   provided   in   the  following   sentence,   a

Participant's  spouse  is not eligible for  benefits  under  this

Section 8 unless the Participant and spouse were married to  each other  throughout the one-year period ending on the date  of  his death.  The rule in the preceding sentence shall not apply if the

Participant  dies  while an active Employee  of  a  Participating

Company  or  an Affiliate or dies while service pension  eligible but prior to his Pension Commencement Date.

     8.02      Death Prior to Retirement or Termination.  If  the

Participant  dies  after  becoming  vested  but  while   actively

employed  by  a  Participating  Company  or  Affiliate  or  while receiving  benefits  under the short term disability  plan  of  a

Participating  Company  or Affiliate, his  surviving  spouse  may

elect   to  have  payments  begin  at  any  time  following   the

Participant's death.

     The  surviving spouse's monthly pension shall be 45  percent of  the  amount which would have been payable to the  Participant had  (i)  he terminated employment with a deferred vested pension on  the date of his death, (ii) if he had not attained age 62  as of his death, his account been credited with interest at the rate of  4 percent per year, compounded annually, from the date of his death  to his 62nd birthday, and (iii) his account been converted into an actuarially equivalent single life annuity at age 62,  if he  had  not attained age 62 on the date of his death, or on  the date  of  his death, if he had attained age 62 as of  such  date,

using the appropriate factor from the table in Appendix C.

           Effective  for such Participants who die on  or  after

July 22, 1996, (a) if the Participant has a surviving spouse,  in lieu of the monthly pension described above, the surviving spouse may  elect to receive a lump sum settlement that is equal to  the greater  of  (I)  45%  of the Participant's hypothetical  account balance  determined in steps (i) and (ii), above,  and  (II)  the present  value  of  such  monthly pension  determined  using  the

Applicable Mortality Table and the Applicable Interest Rate,  and

(b)  if  such  a Participant dies and does not have  a  surviving spouse, the amount determined in the prior sentence shall be paid to his estate in a lump sum.

     8.03       Death  After Retirement or Termination.   If  the

Participant   dies  after  retirement  but  before  his   Pension

Commencement  Date,  his  surviving  spouse  may  elect  to  have payments begin at any time following the Participant's death.

     If  the  Participant  terminates employment  after  becoming vested  but  before  becoming eligible to retire  and  then  dies before  his  Pension Commencement Date, his surviving spouse  may elect  to  have payments begin on any date the Participant  could have  elected  to have had his pension commence had  he  survived until that date.

     In either case, the surviving spouse's pension is the amount such  spouse would have received had the Participant lived  until the  date  payments  begin to be paid to  the  surviving  spouse,

elected  payments to begin on such date in the form of the  joint and 50% survivor annuity, and then died.

                           SECTION 9

                       DEATH BENEFIT PLAN



     9.01       Accidental  Death  Benefit.   In  the  event   an

Eligible  Employee  dies  as a result  of  an  accidental  injury arising out of and in the course of employment of a Participating

Company  (including  while the Eligible  Employee  is  in  travel status  such  that his expenses are being paid by a Participating

Company),  there shall be paid to his beneficiary, as  determined under  Paragraph 9.04, an Accidental Death Benefit not to  exceed three  years'  wages,  as  such term is defined  in  subparagraph

9.07(c), plus an amount equal to the necessary expenses of burial

of  the  Eligible  Employee not in excess of $500.   The  Benefit

Committee  must  determine that the injury causing  the  Eligible

Employee's  death  resulted  solely from  an  accident  occurring during and in connection with the performance of services by  the

Eligible Employee for a Participating Company, which services the

Eligible  Employee was properly directed to perform or  which  he voluntarily  elected  to  perform in protecting  a  Participating

Company's  property  or  interest.  The  Benefit  Committee  must further  determine  that  such injury resulted  in  the  Eligible

Employee's   death   and  that,  based  on   administrative   and

interpretative guidelines used by the Benefit Committee, the  use of  illegal  drugs,  the consumption of alcohol,  involvement  in illegal  acts,  failure  to use seat belts  or  suicide  did  not contribute to or cause the death.  In any case where an  Eligible

Employee's  death  is determined to result  from  either  (a)  an infection  of a cut, abrasion, scratch, puncture, or other  wound which was not immediately disabling and which was not reported at the  time  of  the occurrence or (b) sunstroke or frostbite,  the

Accidental  Death  Benefit shall not be payable unless  otherwise determined  by  the  Benefit Committee.  In  any  case  where  an

Accidental Death Benefit is paid following the disability of  the

Eligible  Employee,  the amount of the Accidental  Death  Benefit shall  not  exceed the amount which could have been paid  if  the disabled Eligible Employee had died on the day he ceased to be an

Employee of a Participating Company.

     9.02       Sickness  Death Benefit.  In any case  where  the

Accidental  Death Benefit provided under Paragraph  9.01  is  not payable  upon the death of an Eligible Employee, there  shall  be paid  to the Eligible Employee's beneficiary, as determined under

Paragraph 9.04, a Sickness Death Benefit not to exceed one year's wages.

     9.03      Pensioner Death Benefit.

               (a)  Upon the death of any Participant who retired

          from   service  pursuant  to  a  service   pension   or

          disability  pension  under a predecessor  plan  or  the

          Prior  Plan,  or  terminated employment after  becoming

          eligible  for  a  service pension under Paragraph  4.01

          (hereinafter  referred to as a "Pensioner"),  and  such

          retirement  occurred on or after the date specified  in

          such  plan  for  the  payment  of  an  unreduced  death

          benefit, there shall be paid a Pensioner Death  Benefit

          to  the  beneficiary  of the Pensioner,  as  determined

          under  Paragraph 9.04, provided (i) the  Pensioner  was

          receiving  or  entitled to receive the pension  at  the

          time  of  his  death and neither the  Accidental  Death

          Benefit  nor the Sickness Death Benefit is payable  and

          (ii) all of the Pensioner's Vesting Service Credit  was

          with  a  Former Affiliate and one or more Participating

          Companies.  The total amount of Pensioner Death Benefit

          shall  not  exceed the maximum amount which could  have

          been  paid  as a Sickness Death Benefit under Paragraph

          9.02  if  the  Pensioner had died on his  last  day  of

          active service before retirement or, in the case  of  a

          Pensioner  who retired after the last day of the  month

          in  which his 65th birthday occurred and whose  pension

          was effective during the period from January 2, 1979 to

          August 10, 1980, inclusive, the maximum Sickness  Death

          Benefit which could have been paid if the Pensioner had

          died  on  the last day of the month in which  his  65th

          birthday  occurred.   In no event, however,  shall  the

          amount  of  the  Pensioner  Death  Benefit  payable  on

          account  of  a  participant in  the  Prior  Plan  or  a

          predecessor plan who retired prior to January 1,  1988,

          be less than the annual pension allowance as determined

          under paragraph 2 of Section 4 of the Prior Plan or, if

          applicable,  twelve  (12) times  the  monthly  lifetime

          pension determined under subparagraph 6.02(a) or (b).

               (b)    If   the   Pensioner  has   satisfied   the

          requirements of paragraph (a) above but retired under a

          predecessor  plan or the Prior Plan prior to  the  date

          specified  in such plan for the payment of an unreduced

          death  benefit subsequent to retirement, the  Pensioner

          Death  Benefit  shall  not  be  less  than  the  amount

          specified in paragraph (a) above reduced by 10  percent

          for   each  full  year  which  has  elapsed  since  his

          retirement.   In  no  event shall the  Pensioner  Death

          Benefit  be  less than the annual pension allowance  as

          determined under paragraph 2 of Section 4 of the  Prior

          Plan.



               (c)   In  any case where the Pensioner transferred

          from  a Participating Company to an Affiliate which  is

          not  a  Participating Company or from such an Affiliate

          to a Participating Company and who at the time of death

          was  receiving  either a service pension or  disability

          pension under a predecessor plan or the Prior Plan,  or

          who  was  receiving  or entitled to receive  a  pension

          benefit   under   this   Plan  after   satisfying   the

          requirements  of  either Paragraph  4.01  or  Paragraph

          4.02,  the Pensioner Death Benefit shall not  exceed  a

          pro  rata  portion of the Sickness Death Benefit  which

          could  have been paid if the Pensioner had died on  his

          last   day  of  active  service  with  a  Participating

          Company.   The pro rata amount shall be based upon  the

          Pensioner's years of Vesting Service Credit as follows:

                          Years  of                    Percentage
     of
                Vesting Service Credit       Death Benefit Paid

               0  -  less than 10 years                       0%
               10 - less than 15 years                      25%
               15 - less than 20 years                      50%
               20 - less than 25 years                      75%
               25 or more years                             100%


               (d)   In  the  case  of a Pensioner  described  in

          subparagraph 9.03(a), (b), or (c) above, who retires on

          or  after  January 1, 1988, no Pensioner Death  Benefit

          shall  be  payable upon the death of such a  person  if

          such  person's Vesting Service Credit as of January  1,

          1988  (including periods of employment  prior  to  such

          date  which  may be included subsequent  to  such  date

          under the Plan bridging rules), is less than ten years.

          In any case where such a pensioner completed 20 or more

          years  of Vesting Service Credit as of January 1,  1988

          (including  periods  of employment occurring  prior  to

          such date which may be included subsequent to such date

          under  the  Plan  bridging rules), the Pensioner  Death

          Benefit  amount shall equal one year's  wages  of  such

          person determined as of December 31, 1987.  In any case

          where such a Pensioner completed at least ten years  of

          Vesting  Service  Credit but  less  than  20  years  of

          Vesting Service Credit as of January 1, 1988 (including

          periods  of  employment occurring prior  to  such  date

          which may be included subsequent to such date under the

          Plan bridging rules), the Pensioner Death Benefit shall

          equal  50  percent of one year's wages of  such  person

          determined as of December 31, 1987.

     9.04      Beneficiaries Eligible to Receive Death Benefits.

               (a)   The Accidental Death Benefit, Sickness Death

          Benefit and Pensioner Death Benefit shall be payable to

          any one or more of the following individuals, who shall

          be  the  Eligible Employee's "mandatory beneficiaries":

          the spouse of the deceased Participant or Pensioner  if

          living with him at the time of his death; the unmarried

          child  or  children  of  the  deceased  Participant  or

          Pensioner under the age of 23 years (or over  that  age

          if they become physically or mentally incapable of self

          support prior to age 23) who were actually supported in

          whole  or  in  part  by  the  deceased  Participant  or

          Pensioner  at the time of death; or a dependent  parent

          who lives in the same household with the Participant or

          Pensioner or who lives in a separate household which is

          provided   for   the  parent  by  the  Participant   or

          Pensioner.  If the Participant or Pensioner is survived

          by  two  or  more mandatory beneficiaries, the  Benefit

          Committee shall pay the applicable Death Benefit to  or

          for  any one or more of such possible beneficiaries  in

          such   portions  as  it  may  determine,  taking   into

          consideration the degree of dependency and  such  other

          facts as it may deem pertinent.

               (b)   If  the  Participant  or  Pensioner  is  not

          survived  by  any  spouse, child or parent,  as  herein

          described,  the  Death  Benefit  may  be  paid   to   a

          "discretionary  beneficiary"  who  may  be  any   other

          relative  who  is receiving or is entitled  to  receive

          support  from the deceased Participant or Pensioner  at

          the time of his death.

               (c)   In making its determinations hereunder,  the

          Benefit Committee may take into account, but shall  not

          be  bound by, any beneficiary designation made  by  the

          Participant  or  Pensioner  specifying  the  person  or

          persons  to whom benefits shall be paid and the  amount

          payable  to  each.   In any case where  no  beneficiary

          survives the Participant or Pensioner or if the  amount

          of   the   death  benefit  authorized  by  the  Benefit

          Committee  is less than the maximum award payable,  the

          Benefit Committee may authorize that payment be made to

          defray the necessary expenses incident to the death  of

          the   Participant  or  Pensioner  and  any   disability

          immediately preceding death, together with, in the case

          of  the  Sickness Death Benefit, the necessary expenses

          of burial not in excess of $500.

     9.05      Method of Payment.

               (a)    The   Benefit  Committee  shall  have   the

          discretion  to  determine whether  death  benefits  are

          payable  in a lump sum or installments and, if paid  in

          installments, the frequency of payments as well as  the

          period  over  which payments are made.  Any Participant

          or Pensioner may file a written Death Benefit Direction

          with   the  Benefit  Committee  requesting  that  death

          benefits be paid in equal monthly installments  over  a

          period  which does not exceed five years (ten years  in

          the  case of a written request filed with the Committee

          prior to January 1, 1984).  Death Benefits, if payable,

          shall  be  paid  in accordance with such Death  Benefit

          Direction.  In the event a beneficiary who is receiving

          or   is   entitled  to  receive  installment   payments

          hereunder  dies  prior  to  the  receipt  of  all  such

          payments,  the  Benefit Committee may direct  that  the

          remaining  portion of such payments be payable  to  any

          other  eligible  beneficiary or to the  estate  of  the

          deceased  beneficiary  in a manner  determined  by  it,

          subject,  however, to the requirement that payments  be

          completed  within  five  years  of  the  death  of  the

          Participant  or  Pensioner.  Any  installment  payments

          hereunder  shall be credited with interest  at  a  rate

          determined by the Benefit Committee, which rate may  be

          redetermined  no more than once in any  calendar  year.

          No  interest shall be credited beyond the date of death

          of the initial beneficiary unless the Benefit Committee

          determines to pay the unpaid balance of such benefit to

          another beneficiary in installments.

               (b)  The Benefit Committee may pay, before finally

          selecting a beneficiary or beneficiaries, a portion  of

          any  death  benefit  to  the  spouse  of  the  deceased

          Participant   or  Pensioner,  or  some   other   person

          designated   by   the  Benefit  Committee,   which   is

          equivalent to the wages, disability benefits or pension

          which  the  deceased person would have received.   Such

          payment  shall be made for the balance of  the  payroll

          period in which death occurs.  In addition, the Benefit

          Committee  may  authorize payment of a portion  of  the

          death  benefit not in excess of $1,500 to  meet  urgent

          expenses  incident  to the death  and  the  immediately

          preceding  disability of the deceased or the burial  of

          the  deceased.   Any  such payments  shall  reduce  the

          balance of the death benefit.

     9.06       Source  of Payment.  Sickness Death Benefits  and

Pensioner Death Benefits when paid due to the death of a  service or disability Pensioner, together with interest thereon, shall be payable  from  the assets of the Plan if payment  is  made  to  a mandatory  beneficiary.  Accidental Death Benefits in  excess  of the  maximum Sickness Death Benefit which could have been payable to the Participant or, if greater, $50,000, shall be paid through insurance maintained by such Participating Company on the life of such Participant or Pensioner.  All other death benefits shall be paid  from  the  assets of the Participating Company  which  last employed  the Participant or Pensioner.  Notwithstanding anything above  to the contrary, any death benefit payable under Paragraph

9.03  with respect to a Participant who has received a  lump  sum settlement pursuant to Paragraph 7.08, and any interest  thereon,

shall  be paid from the assets of the Participating Company  that last employed the Participant or from a trust established by such

Participating Company to fund a voluntary employees'  beneficiary association under which such benefit is payable.

     9.07      Special Rules.

               (a)  The death benefits payable under this Section

          9  are  in  addition  to  any pre-retirement  surviving

          spouse  benefits  payable  under  Section  8  and   any

          survivor annuity payable under Section 7.  In no event,

          however, shall more than one death benefit described in

          this  Section  9  be  payable upon  the  death  of  any

          Participant  or  Pensioner, nor shall  any  such  death

          benefit  be  payable from more than  one  Plan.   If  a

          Participant or Pensioner who has been a Participant  in

          more than one Plan becomes eligible for a death benefit

          under  this  Section  9, such death  benefit  shall  be

          payable from the Plan of the Participating Company that

          last employed the Participant or Pensioner.

               (b)  No death benefits shall be payable under this

          Section  9  in  any case where a claim is presented  or

          suit   brought   against  any  Participating   Company,

          Affiliate  or  Former Affiliate for  damages  resulting

          from the death of a Participant or Pensioner until such

          time  as  such  claims are withdrawn or  such  suit  is

          discontinued.   No  Accidental Death Benefit  shall  be

          payable  hereunder  until  such  time  as  the  Benefit

          Committee receives a written release of all claims  and

          demands  which  the Participant, his beneficiaries  and

          heirs  may  have  had against a Participating  Company,

          Affiliate,  Interchange Company, or  any  other  entity

          determined by the Benefits Committee, which claims  and

          demands arise out of the accident which resulted in the

          Participant's death.

               (c)   For  purposes of this Section  9,  the  term

          "wages" shall mean wages, including contributions  made

          under  a  "cafeteria  plan"  or  a  "cash  or  deferred

          arrangement" pursuant to Sections 125 or 401(k) of  the

          Code  for  full-time service (not including  overtime),

          computed at the Participant's annual rate of pay  which

          was  in  effect  at  the time of death  or  other  date

          specified  in this Section 9 or, if greater, the  basic

          rate  of  pay  at  the  date of  death  or  other  date

          specified   in   this  Section  9,  as  determined   in

          accordance with Paragraph 1.09. The "rate of  pay""rate

          of  pay"  is the annualized base salary rate plus  lump

          sum   payments  (including,  for  expample,   team   or

          equivalent  awards,  commissions,  marketing  incentive

          payments,    differentials,   and   salary   transition

          payments,   but  excluding  any  executive   short-term

          awards) paid during the 12 months prior to the time  of

          death  or retirement.  No payments made after the death

          of  the  employee are included.  "Rate of pay" includes

          increases in the basic pay approved before a disability

          absence began, a position rate increase approved  after

          a  disability  absence  began or basic  rate  increases

          scheduled  to  be  effective  but  withheld  during   a

          disability absence.  No lump sum payments are included.

          In  any case where a Participant's Years of Service are

          split  between two or more Participating  Companies  or

          Affiliates,  "wages"  shall be computed  based  on  the

          Participant's rate of pay on the last day in  which  he

          was  on the payroll of a Participating Company.  In any

          case  where  a Participant was working on  a  part-time

          basis, the death benefits under this Section 9 shall be

          computed  on  the  basis of the time  constituting  the

          Participant's  normal  service under  his  contract  of

          hire,  except that Accidental Death Benefits  shall  be

          computed  on  the  basis  of  full-time  service   (not

          including overtime) in the case of any Participant  who

          has been continuously in the service of a Participating

          Company  or  an Interchange Company since December  31,

          1980.

               (d)   Participants  who have  been  authorized  to

          waive  death  benefits  by the  Participating  Company,

          Former Affiliate, or Bell Communications Research, Inc.

          which employed them are permitted to waive the Sickness

          and   Pensioner  Death  Benefits  provided  under  this

          Section  9.   Any  such waiver shall remain  in  effect

          until   revoked  by  the  Participant,  provided   such

          revocation  has  been authorized by  the  Participating

          Company,   Former  Affiliate  or  Bell   Communications

          Research, Inc., as applicable.

               (e)   Except  for the Pensioner Death  Benefit,  a

          Death  Benefit shall not be payable in the case of  any

          person  who dies after he has ceased to be an  employee

          of  either  a  Participating Company or  an  Affiliate,

          unless  such  person  became  disabled  by  reason   of

          accident  or  sickness while an employee and  continued

          disabled,  until death, to such degree as to be  unable

          to engage in any gainful occupation.  In such a case, a

          Death  Benefit may be paid upon approval of the Benefit

          Committee.

               (f)   All  claims for Death Benefits must be  made

          within  one  year of the death on which  the  claim  is

          based.   If  the Benefit Committee is made aware  of  a

          mandatory or discretionary beneficiary after one  year,

          the   Benefit  Committee  shall  not  be  required   to

          recognize  any  claim  made by or  in  behalf  of  such

          beneficiary.

                           SECTION 10

                     COMPUTATION OF SERVICE



     10.01          Hour of Service.  An Hour of Service shall be

determined in accordance with the following rules:

               (a)  An Hour of Service is each hour for which  an

          Employee  is  paid,  or  entitled  to  payment,  by   a

          Participating  Company or an Affiliate either  for  the

          performance of duties or on account of a period of time

          during  which no duties are performed (irrespective  of

          whether the employment relationship has terminated) due

          to  vacation,  holiday, illness, incapacity  (including

          disability), layoff, jury duty, military duty, or leave

          of absence.

               (b)   Except  as  may  otherwise  be  provided  in

          Paragraphs 10.06 and 10.07, only the first 501 Hours of

          Service  shall be recognized for any single  continuous

          period during which the Employee performs no duties.

               (c)   No  Hour  of Service shall be recognized  if

          payment  for  such  hour is made or due  under  a  plan

          maintained  solely  for the purpose of  complying  with

          applicable   workers'  compensation   or   unemployment

          compensation or disability insurance laws.

               (d)   No  Hour of Service shall be recognized  for

          any  payments  which solely reimburse an  Employee  for

          medical or medically related expenses incurred  by  the

          Employee.

               (e)  Hours of Service also include hours for which

          back  pay,  irrespective of mitigation of  damages,  is

          either  awarded or agreed to by a Participating Company

          or  Affiliate,  except for hours already recognized  in

          accordance with the preceding rules.

               (f)   An  Hour  of Service need not have  occurred

          prior to termination of employment.

               (g)    A   part-time  Employee  or  an  Occasional

          Employee  is  deemed  to  have completed  10  Hours  of

          Service for each day in which he completed one or  more

          Hours of Service.  Any full-time Employee is deemed  to

          have  completed 45 Hours of Service for  each  week  in

          which he completed one or more Hours of Service.

               (h)   Any Eligible Employee who is recalled  as  a

          regular  employee following a temporary  layoff  within

          six months of the date of such layoff shall be credited

          with  the  same number of Hours of Service which  would

          otherwise normally have been credited to such  Employee

          under  Paragraph (g) above but for such  layoff  unless

          the  layoff  began  within twelve  months  of  a  prior

          layoff,  and the total layoff period during the  twelve

          month period exceeds six months.

               (i)    For  purposes  of  determining  whether   a

          Participant has incurred a Statutory Break in  Service,

          the  Participant shall be credited with  the  Hours  of

          Service with which he would have been credited but  for

          such  absence for each week during an absence from work

          for   any   period  by  reason  of  the   Participant's

          pregnancy,  the birth of the Participant's  child,  the

          placement of a child with the Participant in connection

          with the adoption of such child by the Participant,  or

          caring   for   such   child  for  a  period   beginning

          immediately   following  such   birth   or   placement;

          provided,  no hours shall be credited for such  absence

          unless such Participant timely furnishes to the Benefit

          Committee  such evidence of the nature and duration  of

          such   absence  as  may  be  required  by  the  Benefit

          Committee.  The hours to be credited for such a  child-

          related  absence shall be credited (to  the  extent  of

          such  absence  in a calendar year) exclusively  to  the

          calendar  year in which the absence from  work  begins,

          but  only  to  the extent such credit is  necessary  to

          prevent  such  Participant from incurring  a  Statutory

          Break  in  Service in such period or, if no  credit  is

          necessary  to prevent a Statutory Break in  Service  in

          such period, the hours shall be credited (to the extent

          of  such  absence in the immediately following calendar

          year) exclusively to the immediately following calendar

          year.

     10.02           Net  Credited Service.  A Participant's  Net

Credited Service is the number of years and fractions thereof  he has  been  continuously employed by Participating  Companies  and

Affiliates.    Net   Credited  Service  shall   include   service

creditable pursuant to Paragraph 11.05 of the Plan or  under  the provisions of an Interchange Agreement or acquisition  or  merger

agreement.   Net  Credited  Service  also  may  include   service

creditable under the term of a court order, arbitration award  or settlement  agreement; provided, however,  that  the  service  so credited  shall  not  exceed the period  from  the  Participant's termination  to his reemployment under the terms  of  the  order,

award  or  agreement.  If the Participant  has  had  a  break  in service, the Net Credited Service is adjusted in accordance  with

the bridging rules in effect at the time he returns to work.   If

a  Participant was hired or rehired on or after January 1,  1990,

and has been classified as a part-time employee at any time after his  hire  or rehire, the Net Credited Service is credited  on  a prorated basis in accordance with Paragraph 10.04.

     Effective  beginning  January 1,  1996,  any  service  by  a

Participant with

    American Cellular Communications Corporation
    Bakersfield Cellular Telephone Company
    Gulf Coast Cellular Telephone Company
    Honolulu Cellular Telephone Company
    Houston Cellular Corporation
    Los Angeles Cellular Telephone Company
    Madison Cellular Telephone Company
    MCTA
    Richmond Cellular Telephone Company
    Westel-Indianapolis Company
    Westel-Milwaukee Company, Inc.

during  the period beginning May 1, 1989, or such later  date  on which  an Affiliate acquired an interest in such entity,  through

December 31, 1995, will be recognized for Net Credited Service.

     10.03           Vesting  Service  Credit.   A  Participant's

Vesting  Service  Credit  is the number of  years  and  fractions thereof he has been employed by Participating Companies.  Vesting

Service  Credit  shall  include service  creditable  pursuant  to

Paragraph  11.05  of  the  Plan or under  the  provisions  of  an

Interchange   Agreement  or  acquisition  or  merger   agreement.

Vesting  Service  Credit may also include  such  periods  as  are included in a Participant's Net Credited Service pursuant to  the

terms   of   a  court  order,  arbitration  award  or  settlement

agreement.   The  same  part-time service rules  applied  to  Net

Credited Service also apply to Vesting Service Credit.  Except as provided  in  Paragraph 10.05, Vesting Service  Credit  shall  be bridged  automatically  at time of rehire following  a  break-in-

service for the purposes of this Plan.

     Effective  beginning  January 1,  1996,  any  service  by  a

Participant with

    American Cellular Communications Corporation
    Bakersfield Cellular Telephone Company
    Gulf Coast Cellular Telephone Company
    Honolulu Cellular Telephone Company
    Houston Cellular Corporation
    Los Angeles Cellular Telephone Company
    Madison Cellular Telephone Company
    MCTA
    Richmond Cellular Telephone Company
    Westel-Indianapolis Company
    Westel-Milwaukee Company, Inc.

during  the period beginning May 1, 1989, or such later  date  on which  an Affiliate acquired an interest in such entity,  through

December 31, 1995, will be recognized for Vesting Service Credit.

     10.04            Part-time  Service.   Employees  hired   or

rehired on or after January 1, 1990, who are classified as  part-

time  employees  at  any time after hire  or  rehire  accrue  Net

Credited Service and Vesting Service Credit on a prorated monthly basis.  The proration is determined by the number of hours worked per  week as a percent of 37.5 hours.  Vesting Service Credit  is adjusted, and Net Credited Service may be adjusted, for any other part-time  service at the time a service, disability or  deferred vested pension is computed.

     10.05           Breaks  in  Service.  The  continuity  of  a

Participant's  Net  Credited Service is  broken  by  any  absence without  pay  from the service of a Participating Company  or  an

Affiliate,  except  as  provided  in  this  Section   10.    Such

continuity   is  broken  upon  transfer  of  employment   to   an

Interchange  Company  or Former Affiliate  unless  an  applicable

Interchange Agreement provides to the contrary.  If a Participant is  reemployed after a break in service, his Net Credited Service shall  be  determined based on his employment  after  such  break unless  and  until  his service before such break  is  recognized under the Company bridging rules.

     Prior   Net   Credited  Service  shall  be   credited   upon

reemployment  if the Participant returns to active service  after an  absence  of  six  months or less.  Otherwise  the  prior  Net

Credited Service is credited when the Participant completes three years of continuous employment after such absence.  The period of absence,  however,  shall  not  be  recognized  as  a  period  of employment for purposes of computing Net Credited Service.

     Notwithstanding  anything  above  to  the  contrary,  if   a

Participant receives a lump sum settlement pursuant to  Paragraph

7.06  or  Paragraph 7.08, the Participant's Net Credited  Service

and  Vesting  Service  Credit after  he  receives  the  lump  sum settlement  shall  not reflect (subject to their  restoration  as provided  below)  his  Net Credited Service and  Vesting  Service

Credit  prior  to  the  settlement date.  The  Participant's  Net

Credited Service and Vesting Service Credit shall be restored  if he  is  reemployed in accordance with the terms of a court order,

arbitration  award or settlement agreement involving  litigation,

arbitration,  or other action relating to a prior termination  of employment  and  within two years of such reemployment,  or  such longer  period  as  may  be specified in  such  order,  award  or agreement,  repays  to  the  Plan  the  amount  distributed  plus

interest  permitted under Section 411(c)(2)(C) of the Code.   The

Participant's  Net Credited Service shall be restored  under  the bridging rules in the preceding paragraph if he receives  a  lump sum settlement as a deferred vested pensioner.

     10.06           Leaves of Absence.  A leave of absence  does

not  constitute a break in continuity of Net Credited Service  if formally  granted in conformity with the rules of a Participating

Company or Affiliate, and either (a) is so granted prior  to  the commencement  of  such  leave or (b)  is  for  attendance  at  an educational institution.

     A leave of absence must be approved by the Benefit Committee if it is for a period of more than one month.

     If  required  to be approved by the Benefit Committee,  such approval must indicate whether or not such period is deemed to be a  period  of  employment for purposes of computing Net  Credited

Service  and  Vesting  Service Credit.  A  Participant  shall  be deemed to have been employed during the period of any leave  that

does  not  need  Benefit  Committee  approval  for  purposes   of

computing  his  Net Credited Service and Vesting Service  Credit,

and  such  Participant's account shall be credited with  interest credits upon his reemployment, retroactive to the date such leave of  absence commenced, as if he had been actively employed during such leave of absence.

     10.07          Layoffs.  In the case of a Participant, other

than  a  Temporary  or Occasional Employee, a layoff  (which  for purposes of this Paragraph shall mean termination under  a  force surplus  condition) on account of reduction  in  force  does  not constitute a break in continuity of Net Credited Service provided such Participant is reemployed as a Regular Employee within three years of such layoff.  For purposes of computing his Net Credited

Service and Vesting Service Credit, a Participant, other  than  a

Temporary  or Occasional Employee, shall be deemed to  have  been employed  during  any  layoff of less than six  months  and  such

Participant's  account  shall be credited with  interest  credits upon his reemployment retroactive to the date of his layoff as if he had been actively employed during such layoff.  If a layoff or layoffs  aggregate  more  than six  months  in  any  twelve-month period,  only  the layoff or layoffs which in aggregate  did  not exceed  six months shall be included in his Net Credited  Service and  Vesting Service Credit, and no subsequent periods of  layoff shall  be  so  included  until such Participant  is  continuously employed for twelve months.

     10.08      Vesting Eligibility Year.  A Vesting  Eligibility

Year is any calendar year in which an Employee completes 1,000 or more  Hours of Service, whether or not that service is  performed as  an Eligible Employee.  If an Employee transfers to or from an

Interchange  Company and the applicable Interchange Agreement  so provides,  Vesting  Eligibility  Years  shall  include  years  of vesting  service  recognized under the Plan  of  the  Interchange

Company.   Vesting  Eligibility Years also  shall  include  years

creditable pursuant to Paragraph 11.05 of the Plan.  All  Vesting

Eligibility Years shall be taken into account under the Plan with the exception of (a) any Vesting Eligibility Year completed in  a calendar year which ends prior to the calendar year in which  the

Employee's  eighteenth  birthday  occurs,  and  (b)  any  Vesting

Eligibility  Years  completed before a period  of  5  consecutive

Statutory  Breaks in Service if the Participant had less  than  5

Vesting  Eligibility  Years at the time  such  period  of  Breaks commences.

                           SECTION 11

               INTERCHANGE OF BENEFIT OBLIGATIONS

                 AND TRANSFERS AMONG AFFILIATES



     11.01          Transfers from Interchange Company or

BellSouth Pension Plan.  If an Eligible Employee's accrued

benefit is transferred to this Plan from the plan of an

Interchange Company or the BellSouth Pension Plan, an account shall immediately be established for such Eligible Employee in accordance with Appendix A.

     Basic service, and, if applicable, additional and

supplemental credits shall be added to such account based on the

Eligible Employee's Compensation after the date the Eligible


Employee becomes a Participant.

     In no event shall the Eligible Employee's accrued benefit

under this Plan be less than the benefit so transferred.

     11.02          Transfers to Interchange Company.  If a

Participant leaves employment with a Participating Company or an

Affiliate for employment with an Interchange Company, he shall not be eligible to retire under this Plan if the applicable

Interchange Agreement provides for transfer of his accrued

benefit obligation to a defined benefit pension plan of the

Interchange Company.

     Upon the transfer of the Participant's accrued benefit to

the plan of the Interchange Company, he shall not be entitled to any further benefits under this Plan.



     11.03          Transfers to BellSouth Pension Plan.  If a

Participant's position changes so that he becomes covered under the BellSouth Pension Plan, his account shall be maintained and credited with interest as if he were not actively employed.

     11.04          Prior Benefits.

               (a)  Former Interchange Company Plan Lump Sum.

Notwithstanding any other Plan provision, in the case of any individual who becomes a Participant in the Plan after receiving a lump sum distribution of his accumulated plan benefit under an

Interchange Company pension plan and whose service otherwise would be recognized by the Plan under an Interchange Agreement,

such individual's service with the Interchange Company shall not be recognized by the Plan for purposes other than eligibility to participate in or to vest any pension benefit under the Plan,

unless and until such individual satisfies the provisions of the

Interchange Company pension plan for the repayment or other

treatment of such previous lump sum distribution.  If the

Interchange Company pension plan does not require repayment of a lump sum distribution by reemployed participants as a condition to recognizing prior pension service credit, but instead provides for an offset in benefits to reflect a prior lump sum

distribution, the Plan shall recognize such individual's service with the Interchange Company and provide a benefit offset as determined by such company in accordance with the provisions of its plan, provided that the such company transfers assets under the Interchange Agreement sufficient to provide for the plan benefits to be so recognized.

               (b)  Repayment of Plan Lump Sum Benefits.

Notwithstanding any other Plan provision, if a Participant

becomes a covered employee under an Interchange Company pension plan subsequent to receiving a lump sum distribution of his

accumulated plan benefit under the Plan and if such Interchange

Company pension plan requires the repayment of such lump sum to the Plan, and corresponding transfer of assets from the Plan to such Interchange Company pension plan as a condition of

recognizing such individual's service under the Plan, such

individual shall have the right under the Plan to repay to the

Plan, within two years after becoming a covered employee subject to interchange or portability treatment under an Interchange

Agreement, or such earlier date as it established under the

Interchange Company pension plan, the lump sum amount distributed by the Plan plus interest permitted under Section 411(c)(2)(C) of the Code.

               (c)  Offset for Periodic Distributions.

Notwithstanding any other Plan provisions, if a Participant

during any period receives periodic annuity benefits under the

Plan, or under an Interchange Company pension plan for which the benefit obligation has been or will be transferred to the Plan pursuant to an Interchange Agreement, and if such Participant subsequently receives service credit for such period pursuant to a court order, arbitration award, settlement agreement or

otherwise, the pension subsequently payable to such Participant under the Plan shall be adjusted actuarially to reflect such periodic benefits using (i) the PBGC Interest Rate for immediate annuities on the first day of the Plan Year in which such credit is made and (ii) mortality rates equal to the unisex rates

published in the Unisex Pension Mortality Table - 1984 (UP-1984).

     11.05          Transfers Between Certain Affiliates.

     This Paragraph 11.05 is intended to apply only to a

Participant who transfers employment between Participating

Companies or who transfers employment from an Affiliate that sponsors a defined benefit pension plan in which the Participant is an active participant to a Participating Company.  In all other transfer of employment situations, the Participant shall be treated as a new hire as of the effective date of transfer except as may otherwise be provided in the Plan (e.g., with respect to

Vesting Eligibility Years).  For purposes of this Paragraph

11.05, a Participant shall be deemed to transfer employment if his termination of employment with one Affiliate is followed immediately by his employment with another Affiliate such that,

counting employment with both Affiliates, his employment is

continuous.

               (a)  If a Participant transfers employment from a

Participating Company that maintains a PRA Plan (for purposes of this subparagraph, the "Former Plan") to a Participating Company that maintains another PRA Plan (for purposes of this Paragraph,

the "Successor Plan"), the Participant's accrued benefit under the Former Plan and an amount of assets with respect to such accrued benefit as determined in accordance with Code Section

414(l) shall be transferred to the Successor Plan, and an account shall be established, effective the first day of the month

following the effective date of the Participant's transfer, in an amount equal to his account balance under the Former Plan as calculated under Section 3.06.  For the Plan Year in which the transfer occurs, the Participant's account shall be credited with an interest credit equal to the product of (i) and (ii), where

(i) is the Participant's account balance under the Former Plan as of the first day of the Plan Year multiplied by the interest credit rate under the Successor Plan, and (ii) is a fraction of the numerator of which is the number of months for which the

Participant has an account under and is an active participant in the Successor Plan for the Plan Year of transfer and the

denominator of which is 12.  The Participant's Basic Service

Credit, Additional Credit and Supplemental Credit, if any, for

the year of transfer shall be based on his post-transfer

Compensation.  The Participant's Vesting Service Credit, Net

Credited Service and Vesting Eligibility Years under the Former

Plan immediately prior to his transfer shall carry over to the

Successor Plan.

               (b)  If (i) a Participant transfers employment

from an Affiliate that is not a Participating Company but that maintains a defined benefit pension plan (for purposes of this subparagraph, the "Former Pension Plan") in which the Participant is an active participant as of the date of transfer to a

Participating Company, and (ii) the Former Pension Plan provides for the transfer of (A) the Participant's accrued benefit and (B)

an amount of assets with respect to such accrued benefit as

determined in accordance with Code Section 414(l) to the

Successor Plan, an account shall be established for the

Participant under the Successor Plan effective as of the first day of the month in which the Participant's transfer occurs, with an opening account balance determined in accordance with

Paragraph 5 of Appendix A.  Effective as of the date of transfer,

the Participant's Vesting Service Credit, Net Credited Service

and Vesting Eligibility Years shall equal the number of years of service, however defined, with which  the Participant was

credited for benefit accrual, pension eligibility and vesting purposes, respectively, under the Former Pension Plan immediately prior to such transfer.

               (c)  If a Participant transfers employment more

than once in a Plan Year and more than one such transfer is

covered under the provisions of this Paragraph 11.05, the

provisions of this Paragraph 11.05 shall be applied successively to each such transfer.



                           SECTION 12

                         ADMINISTRATION



     12.01          Plan Administrator.  BellSouth is the Plan

Administrator for each Plan hereunder, and the sponsor of the

Plan for its Eligible Employees, as those terms are defined in

ERISA.  The plan sponsor of each Plan shall be set forth on

Schedule 1.

     12.02          Benefit Committees.  Each Benefit Committee

shall consist of three to seven persons.  Each Benefit Committee shall have the administrative responsibilities set forth in this

Paragraph and have such powers as may be necessary to enable them to administer the Plan, except for powers expressly provided to others in this Plan document.

     Each Benefit Committee shall adopt such by-laws and uniform and nondiscriminatory rules of procedure as it may find

appropriate.  The by-laws and rules of procedure of any Benefit

Committee may not be inconsistent with the by-laws and rules of procedure of the BellSouth Benefit Committee.

     Each Benefit Committee may employ a Secretary and such

assistants as may be required in the administration of the Plan.

The Secretaries are hereby designated as agents for service of legal process with respect to any claims arising under the Plan.

     Each Benefit Committee shall grant or deny claims for

benefits under the Plan and authorize disbursements according to the Plan.





     12.03          Claim Review Committee.  The Claim Review

Committee shall have the exclusive right and authority to

determine benefits under the Plan and to interpret the provisions of the Plan, and its determinations and interpretations shall be final and conclusive.

     12.04          Named Fiduciary.  The Claim Review Committee,

each Participating Company and each Participating Company

Committee is each a named fiduciary, as that term is used in

ERISA, with respect to the particular duties and responsibilities allocated to it in this Plan document, including the duties and responsibilities that may be specifically allocated to BellSouth under the instrument of trust creating any group, commingled,

common or master trust fund in which Plan assets are invested.

     American Telephone and Telegraph Company ("AT&T") is a named fiduciary with respect to any assets of the Plan (or any trust or trusts associated with the Plan) which are held in the Telephone

Real Estate Equity Trust, whether or not the Plan's allocable share in the assets of such trusts is determinable at any

particular time.  Until such time as any assets of the Plan with respect to which AT&T is the named fiduciary are distributed to the Plan and/or its associated trust or trusts from the Telephone

Real Estate Equity Trust, AT&T shall, consistent with the terms of the Telephone Real Estate Equity Trust and the Asset

Management Agreement between BellSouth and AT&T, with respect to such trust, have sole authority over the selection, retention and supervision of any trustees or investment managers with respect to such assets.  As a named fiduciary, AT&T shall have the same rights as any other named fiduciary of the Plan to allocate or delegate any of its responsibilities to others, including the right to delegate the responsibility to select, retain and

supervise trustees and investment managers and the right to

establish the terms and conditions with respect to which such individuals or entities shall perform their responsibilities.

     AT&T, to the extent it accepts and acknowledges such in

writing, shall also be the named fiduciary with respect to, and all other provisions of this paragraph shall apply to it in such capacity, any assets of the Plan and/or its associated trust or trusts, including assets previously distributed to the Plan

and/or its trust or trusts from the Bell System Trust or the Bell

System Pension Plan Trust or any successor to such trust or

trusts, including the Telephone Real Estate Equity Trust with respect to which BellSouth or any person or entity to which

BellSouth has delegated the authority designates AT&T as the named fiduciary.

     AT&T shall have no rights or responsibilities nor shall it be the named fiduciary with respect to any assets of the Plan which are held in a trust or trusts (other than the Telephone

Real Estate Equity Trust) or any account thereunder with respect to which AT&T has no designated responsibility.

     12.05          Allocation of Responsibilities.  BellSouth

may allocate responsibilities for the operation and

administration of the Plan consistent with the Plan's terms,

including allocation of responsibilities to Participating

Companies or Benefit Committees.

     12.06          Delegation of Responsibilities.  BellSouth

and other named fiduciaries may delegate any of their

responsibilities by designating in writing other persons to carry out their respective responsibilities under the Plan.  BellSouth may employ persons to advise them with regard to any such

responsibilities.

     BellSouth may delegate or allocate, as applicable, to

another fiduciary the responsibility to appoint, retain and

terminate trustees and investment managers and to define the authorities and responsibilities of each.  The provisions of this paragraph shall apply to the responsibilities of BellSouth or any other named fiduciary under the Plan relating to any trusts

associated with the Plan, including any group, commingled, common or master trust associated with the Plan and with respect to which BellSouth or any other named fiduciary under the Plan has responsibilities.

     12.07          Plan Expenses.  The expenses of the Claim

Review Committee in administering the Plan shall be borne by

BellSouth.  The expenses of each Benefit Committee shall be borne by the applicable Participating Company.  All other expenses relating to the administration of the Plan may be paid from Plan assets, to the extent permitted under ERISA.  Any expenses not paid from plan assets shall be paid by a Participating Company.

     12.08          Miscellaneous.  Any person or group of

persons may serve in more than one fiduciary capacity with

respect to the Plan (including service both as a trustee and as an administrator).

                           SECTION 13

                       RIGHTS AND CLAIMS



     13.01          Notice to Employees.  The Benefit Committee

shall notify all Participants of their eligibility to retire as they become eligible and shall notify each vested Participant who leaves the employ of a Participating Company of his eligibility for a deferred pension.  In the latter case, such notice shall be mailed, within a reasonable time of leaving, to his last known address as shown on the Participating Company's records.

     13.02          Claims Procedure.  Any person claiming

benefits under the Plan must do so by delivering a written notice of his claim to the person designated by the Benefit Committee to initially determine claims for Plan benefits.  The notice must set forth all of the facts necessary to permit such person to determine whether or not the Claimant is entitled to the benefit claimed.

     Within 90 days following receipt of such written notice, the

Claimant shall be informed in writing as to whether the claim will be allowed or wholly or partially denied.  If the claim is wholly or partially denied, the notice must include the specific reason or reasons for the denial.  It must also include specific reference to the pertinent Plan provisions on which the denial is based, a description of any material and information necessary to perfect the claim, an explanation of why such material and

information is necessary, and an explanation of the Plan's claim review procedure.

     If a claim for benefits is denied, in whole or in part, the

Claimant is entitled to have such denial reviewed by the Claim

Review Committee, provided he files a written request for such review with the Claim Review Committee within 60 days after he receives or is notified of the denial of his claim.

     Upon receipt of such request, the Claim Review Committee

shall make a full and fair review of the Benefit Committee's decision.  In connection with such review, the Claimant is

entitled to review pertinent documents and to submit issues and comments in writing.

     The Claim Review Committee shall make a decision with

respect to such claim within 60 days after it receives the

Claimant's written request for review, or within an additional 60 days, provided the Claimant is notified of the delay and the reasons for requiring such additional time.

     The Claim Review Committee shall notify the Claimant of the review decision.  Such notice must be in writing and must include specific reasons for its decision and specific references to the provisions of the Plan on which its decision was based.

     The Claims Review Committee is the fiduciary to which the

Plan grants full discretion, with the advice of counsel, to

interpret the Plan; to determine whether a Claimant is eligible for benefits; to decide the amount, form and timing of benefits;

and to resolve any other matter under the Plan which is raised by a Claimant or identified by the Claims Review Committee.  All questions arising from or in connection with the provisions of the Plan and its administration shall be determined by the Claims

Review Committee, and any determination so made shall be

conclusive and binding upon all persons affected thereby.





     13.03          Non-assignability.  Benefits under this Plan

may not be assigned or alienated, except (a) as required under

Section 206(d) of ERISA or (b) in accordance with the applicable requirements of a "qualified domestic relations order" as that term is defined in Section 414(p) of the Code.

     The Benefit Committee shall (a) promptly notify the Employee and any "alternate payee," as that term is defined in Section

414(p)(8) of the Code, of the receipt of a domestic relations order and the Plan's procedures for determining the qualified status of such order, (b) determine the qualified status of such order, and (c) administer any distributions under this Plan

pursuant to such order in accordance with the rules set forth in

Section 414(p) of the Code.

     Any such determination or payment shall be final and binding on all parties.

     13.04          Payment to Others.  Any benefits payable to a

Participant or surviving spouse, but not actually paid to such person at the time of his death, may be paid to a suitable person selected by the Benefit Committee if permitted under applicable law.  Any such payment shall be for use in payment of expenses incident to the death of the deceased person or for the benefit of any one or more persons who were dependent upon him at the time of his death.

     Any benefits payable to a Participant or surviving spouse

who is unable to execute a proper receipt may be paid to a

suitable person selected by the Benefit Committee to use for the benefit of such Participant or surviving spouse.  The receipt of such suitable person shall be sufficient discharge.





     13.05          Forfeiture of Benefits by Killers.  No

survivor or death benefit shall be paid under any provision of the Plan to any individual who, by virtue of his involvement in the death of a Participant with respect to whom such survivor or death benefits would otherwise be payable, would be denied

entitlement to an interest in assets of the deceased (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws

governing intestate succession, wills, jointly-owned property,

bonds, and life insurance policies.

     The Benefit Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a

determination with regard the application of this provision.

     13.06          Recovery of Overpayment.  If for any reason

the benefits paid on account of a Participant from the Pension

Fund exceed the amount payable on account of such Participant pursuant to the terms of the Plan, the amount of such overpayment may be recovered from the payee by the Benefit Committee on

behalf of the Pension Fund.  The Benefit Committee may recover such overpayment by (i) the payee's direct payment to the Pension

Fund, (ii) set-off against the future benefits otherwise payable to such payee on account of the Participant, or (iii) a

combination of (i) and (ii).

     13.07          No Review by Former Affiliate Plan or

Predecessor Plan Committee.  No claim for benefits under this

Plan is subject to review by any committee of any Former

Affiliate plan or any committee of any plan which preceded this

Plan.



     13.08          No Claims Against a Participating Company.

Neither the establishment of this Plan nor any action taken by the Board or by the Committees or any Participating Company gives any officer, agent or employee a right to be retained by a

Participating Company or any Affiliate, or any right or claim to any benefits under the Plan or to the assets of the Pension Fund,

except as expressly provided in this document.

                           SECTION 14

                          PENSION FUND



     14.01          Establishment of Pension Fund.  BellSouth has

established the Pension Fund for the payment of all Plan benefits

(other than excess plan benefits described in Paragraph 6.05,

disability pension payments before January 1, 1994, payments to mandatory beneficiaries payable on account of the deaths of

disability pensioners before October 1, 1994, and certain death benefits under Section 9, all of which are paid by the

Participating Company that last employed the individuals with respect to whom the benefits are due).  The Pension Fund shall be held by the trustee for the exclusive purpose of providing

benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.  Except as

provided in Paragraph 14.03, no part of the Pension Fund shall at any time inure to the benefit of any Participating Company or

Affiliate.

     Any assets related to the Plan held under any group,

commingled, common or master trust shall be considered as part of and held under the Pension Fund.

     The Pension Fund shall be disbursed as directed by the

applicable Participating Company.  All pensions shall be paid from the Pension Fund either directly, or through the purchase of annuities from an insurance company, as BellSouth shall

determine.

     14.02          Appointment of Trustees and Investment

Managers.  BellSouth shall appoint one or more trustees which are responsible for holding and managing assets of the Plan and

paying benefits from such assets, except as otherwise set forth in this Section 14.

     BellSouth may appoint one or more investment managers to

manage all or portions of the assets of the Plan.

     BellSouth may issue general or specific investment

directions and guidelines to trustees and investment managers and may also issue specific directions to them for investment in investment companies or trusts and companies or trusts that hold or propose to hold two or more parcels of real property or

interests therein or hold non-marketable interests in companies or trusts which hold interests in debt or equity obligations.

     By notice to a trustee, BellSouth may assume responsibility for management of all or a designated portion of the assets held by such trustee, in which event BellSouth shall issue specific investment directions to the trustee with respect to such assets.

     BellSouth may invest, or direct a trustee to invest, all or a portion of the Plan's assets in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company.

     The Company may direct or authorize a trustee to invest all or a portion of the Plan's assets in a group, commingled, common or master trust fund or funds (including specifically the

Telephone Real Estate Equity Trust, which is hereby designated,

regardless of any further direction or authorization of the

Company, to hold any Plan assets allocable to the Plan and which related to the division of such trusts as of January 1, 1984,

until such time assets become subject to a physical allocation)

established for the purpose of commingling assets of

participating trusts, including such fund or funds managed in whole or in part by the Company or by a trustee or trustees or investment manager or managers appointed by the Company or with respect to which the Company has authority to issue general

investment directions and guidelines, in which event the

instrument of trust creating any such group, commingled, common or master trust fund, to the extent the Plan's equitable share thereof, shall be deemed to have been adopted as a part of the

Plan for purposes of Section 401(a) of the Internal Revenue Code of 1986 or any corresponding provision of any subsequent federal tax law.  The Company may authorize a trustee to invest part of the Plan's assets in deposits with such trustee bearing a

reasonable interest rate.  The Company may invest, or direct a trustee to invest, or if the Company has appointed an investment manager to manage all or a portion of the assets of the plan, an investment manager may invest, or direct a trustee to invest, all or a portion of the assets of the Plan in any other investment,

whether or not specifically expressed herein, so long as any such investment is not prohibited by or inconsistent with the

requirements of ERISA, any applicable trust agreement (including the Telephone Real Estate Equity Trust) or any asset management agreement relating to such trust.

     BellSouth shall establish and carry out appropriate funding policies and methods.

     14.03          Contributions Subject to Tax-Deductibility.

All payments to the Pension Fund are made on the condition that current tax deductions are allowed for such payments under

Section 404 of the Code.

     To the extent a deduction would not be allowed for payments for a taxable year, the amount so disallowed shall be repaid to

BellSouth within one year after such disallowance.



     Any contribution made pursuant to a mistake of fact, within the meaning of Section 403(c)(2)(A) of ERISA, shall be returned to BellSouth within one year from the date of such contribution.

     14.04          Forfeitures.  If the interest of any

Participant is forfeited or unclaimed, such interest shall be applied as soon as practicable to reduce contributions.  In the case of any Participant, spouse, or beneficiary whose whereabouts are unknown, the Benefit Committee shall notify the Participant,

spouse, or beneficiary at his last known address by certified mail with return receipt requested advising him of his right to benefits under the Plan.  If the Participant, spouse, or

beneficiary cannot be located in this manner, the accrued benefit shall be forfeited and the proceeds used to reduce Participating

Company contributions for subsequent years.  If a claim for

forfeited benefits is subsequently made by the Participant,

spouse, or beneficiary, the forfeited benefits shall be restored.

No amounts forfeited or unclaimed shall escheat to any state or revert to any party.  Such amounts shall be applied solely to reduce contributions to the Plan.

     14.05          Separate Plan Accounting.  Notwithstanding

any other provision to the contrary, the assets of each Plan shall be accounted for separately under the Pension Fund, and only the assets allocable to a Plan shall be available to pay the benefits of the Participants and beneficiaries of that Plan.

Unless assets are specifically segregated and allocated to a

Plan, each Plan shall have a proportionate undivided interest in the Pension Fund.  If assets of a Plan are segregated, any

earnings, losses or other adjustments attributable to such assets shall be allocable to that Plan.

                           SECTION 15

                          PLAN CHANGES



     15.01          Plan Amendments.  The Claim Review Committee

may, from time to time, amend the Plan so long as such amendment

(i) is not of a material nature or is required by or advisable in order to comply with the provisions of ERISA, the Code or other applicable law, and (ii) does not materially increase the

required contribution of a Participating Company.  The Directors'

Nominating and Compensation Committee of the Board must authorize or consent to any amendment that the Claim Review Committee is

not authorized to make under the above rule.      The foregoing

notwithstanding, no amendment is permitted that would:

               (a)  cause any part of the Pension Fund to be used

          for or diverted to any purpose other than the exclusive

          benefit of the Participants or their beneficiaries;

               (b)  cause any reduction in the amount of any

          Participant's accrued benefit in violation of Section

          411(d)(6) of the Code; or

               (c)  change any vesting schedule in violation of

          Section 411(a)(10) of the Code unless, in the case of

          an Employee who is a Participant on --

                    (i)  the date the amendment is adopted, or

                    (ii) the date the amendment is effective, if

               later, the vested percentage of such Participant's

               right to his accrued benefit is not less than his

               percentage computed under the Plan without regard

               to such amendment.  Furthermore, no such amendment

               shall otherwise change any vesting schedule unless

               each Participant having three or more Vesting

               Eligibility Years is permitted to elect, in

               accordance with the Code and applicable

               regulations, to have the vested percentage of his

               accrued benefit determined under the Plan without

               regard to such amendment; provided that no

               election shall be given to any Participant whose

               vested percentage under the Plan as amended cannot

               at any time be less than such percentage

               determined without regard to such amendment.

     15.02          Plan Termination.

               (a)  The Board may terminate the Plan at any time

          as to any particular group of persons who have or may

          become entitled to benefits under the Plan or all such

          persons.  In the event of termination or partial

          termination of the Plan, the rights of all participants

          to benefits accrued to the date of such termination or

          partial termination, to the extent funded as of such

          date, shall be nonforfeitable.

               (b)  Upon termination of the Plan in its entirety,

          BellSouth shall allocate the Pension Fund among all

          persons entitled to benefits under the Plan in

          accordance with Section 4044 of ERISA.  Any assets

          remaining after providing for all accrued benefits of

          all persons entitled to benefits under the Plan shall

          be applied solely for pension purposes in an equitable

          manner consistent with the purposes of the Plan.

               (c)  If this Plan is terminated, the benefit of

          any highly compensated Participant (as defined under

          Section 414(q) of the Code and the regulations and

          other guidance issued thereunder) and any highly

          compensated former Participant shall be limited to a

          benefit that is nondiscriminatory under Section

          401(a)(4) of the Code.  In addition, the annual benefit

          payments to each of the 25 highest paid Participants

          shall be restricted to an amount equal to the payments

          that would be made on behalf of such Participant under

          a single life annuity that is the actuarial equivalent

          of the Participant's benefits under the Plan.  The

          foregoing restrictions shall not apply, however, if:

                    (1)  after payment to an affected Participant

               of all benefits, the value of Plan assets equals

               or exceeds 110 percent of the value of current

               liabilities (as defined in Section 412(1)(7) of

               the Code), or

                    (2)  the value of the benefits for the

               affected Participants is less than one percent of

               the value of current liabilities.

               For purposes of the foregoing subparagraphs (1)

          and (2), the term "benefits" includes any periodic

          income, withdrawal values payable to a living

          Participant, and any uninsured death benefits which are

          payable from Plan assets.

               (d)  Nothing herein shall be construed to permit

          the assets of this Plan to be utilized to provide any

          benefits under any other plan.

     15.03          Consolidation, Merger, or Sale of Property.

No merger or consolidation with, or transfer of assets or

liabilities to, any other pension or retirement plan shall be made unless the benefit each Participant and beneficiary would receive, if the Plan were terminated immediately after such

merger, consolidation or transfer, would be at least as great as the benefit he would have received had the Plan terminated

immediately before such merger, consolidation or transfer.

     15.04          Top-Heavy Provisions.  If required, the Plan

shall be administered in accordance with Appendix F.

                           SECTION 16

         ADOPTION OF THE PLAN BY A PARTICIPATING COMPANY



     16.01          Adoption Agreement.  Any entity may, by

action of its board of directors or comparable governing body and with the consent of the Claim Review Committee or its delegate,

adopt this Plan and the Pension Fund as a Participating Company on behalf of such entity, or one or more divisions or

subdivisions thereof, by executing an adoption agreement and by delivering such adoption agreement to BellSouth.  The name of such Participating Company and the Effective Date of its adoption of the Plan shall be set out on Schedule 1.

     Such Participating Company may elect to modify the terms of the Plan as such terms apply to the Participating Company and its employees with the consent of the Claim Review Committee or its delegate and, to the extent the terms of the Plan are so

modified, such modifications (a) shall be set out on a schedule to the adoption agreement and on Schedule 1 to the Plan and (b)

shall control as to the Plan of such Participating Company.

Schedule 1 also shall designate one Participating Company in each

Plan that shall have the authority to modify the terms of such

Plan on behalf of all of the Participating Companies in such Plan with the consent of the Claim Review Committee or its delegate.

     16.02          Separate Plans.  Except as may otherwise be

provided in an adoption agreement, each adoption agreement shall create a separate and distinct plan within the meaning of Code

Section 414(l) for the exclusive benefit of the Eligible

Employees of the Participating Company or Companies with respect to which such Plan is adopted, and each such Plan shall be set forth on Schedule 1, as it may be amended from time to time.  The assets of each Plan shall be used only for the benefit of

Participants and beneficiaries under that Plan, and any

forfeitures under a Plan shall reduce the contributions, if any,

only of the Participating Company or Companies under that Plan.

     16.03          Amendment.  Any amendment of the Plan

automatically shall be effective as to each Participating Company without any further action by a Participating Company.

                    APPENDIX A - CALCULATION OF OPENING ACCOUNT



     1.   Calculate the Participant's annual accrued benefit

under the Prior Plan as of June 30, 1993, without giving credit for 5 years of age and service added by VEER.

     2.   Convert annuity in 1. to a lump sum at age 62 by

multiplying the annuity by the age 62 single life annuity factor in Appendix C, which is 9.331015.

          If the Participant has attained age 62 as of June 30,

1993, use the annuity factor determined using the same mortality and interest rate assumptions for his age on such date.

     3.   If the Participant has not attained age 62 on such

date, calculate the present value of the lump sum in 2.  at July

1, 1993, by using a 4 percent discount rate and discounting for the period from the date that will be the Participant's 62nd birthday to July 1, 1993.  The resulting amount is the

Participant's opening account balance.

     4.   If a Participant is on a leave of absence or has been

laid off  temporarily (for six months or less) as of the

Effective Date, establish an account for the Participant upon his reemployment in accordance with Paragraphs 1 through 3 above retroactive to the Effective Date, and credit such account with interest as if the Participant were actively employed from the

Effective Date to the date of his reemployment.  For a

Participant who is on a leave of absence as of the Effective Date and who terminates employment before returning to active

employment, treat the Participant as if he were reemployed on the

Effective Date and terminated employment that same day.

     5.   If an individual first becomes a Participant after June

30, 1993, and his benefit under another plan is transferred to the Plan, use such benefit in lieu of the Prior Plan benefit in

1.  and use the date on which such individual becomes a

Participant in lieu of July 1, 1993, in 3.

     6.   Upon his rehire, establish an account for an Eligible

Employee who  (a)  is receiving or under the Prior Plan is

entitled to receive (either at the time of rehire or upon

attaining the applicable age under the Prior Plan) a service or deferred vested pension,  (b)  has not attained age 65 upon his reemployment and  (c)  does not elect to waive participation in the Plan pursuant to Paragraph 2.02.  Determine the amount

credited to such account by multiplying the amount of the

Eligible Employee's annual annuity, if he is receiving a single life annuity or his benefit has not commenced, or the amount of his annual annuity divided by  0.9, if he is receiving a joint and 50% survivor annuity, by the factor in Appendix C

corresponding to the Eligible Employee's age when he is

reemployed.

     7.   For an Eligible Employee who received a lump sum

settlement under the Plan or the Prior Plan and who elects to buy back into the Plan, his account is the product of his annual accrued benefit immediately prior to the lump sum settlement multiplied by the factor in Appendix C corresponding to the

Eligible Employee's age on the date of  the buy-back.

                    APPENDIX D - PRIOR PLAN BENEFIT



     The monthly pension benefit amount payable to a Participant who is entitled to a service pension under the BellSouth

Management Pension Plan is calculated as follows:

     The monthly pension benefit amount shall equal the greater of the monthly amounts determined in the two paragraphs below:

          1)  1/12th of 1.6 percent multiplied by the

Participant's adjusted career income, as defined below;

          2)  1/12th of the sum of (a) the product of  (1)  1.6

percent of the Participant's annual adjusted career income, as defined below, multiplied by  (2)  the Participant's term of

employment, as defined below, plus  ( b)  the product of   (1) .

3 percent of the amount, if any, by which such Participant's annual adjusted career income exceeds 200 percent of the average

Social Security covered wage base, as defined below, multiplied by  (2)  such Participant's term of employment or 35 years,

whichever is less; provided , however, that if a Participant had compensation in excess of $150,000  in any pre-1994 plan year that is taken into account under the integrated formula (the

"Formula") in this subparagraph 2), his accrued benefit will be the sum of  (i)  his accrued benefit under the Formula frozen as of  December 31, 1993, plus  (ii)  his benefit under the Formula using his annual adjusted career income after 1993 and his total service (not in excess of 35 years) minus his service as of

December 31, 1993.

     For Participants who were eligible for such treatment under the Voluntary Enhanced Early Retirement Plan ("VEER"), such

pension amount described above shall be calculated by

adding five years to such employees's age and term of employment.

     The monthly pension allowance of a Participant who elects to commence a service pension prior to age 65 shall be reduced as follows:

     (1)  If determined according to Paragraph 1), above, the

monthly pension benefit shall be reduced by 0.5 percent for each calendar month or part thereof by which the Participant's annuity starting date precedes his 56th birthday, except that for each

Participant retired with a term of employment of 30 or more

years, "0.25" shall be substituted for "0.5" above.  Effective

July 1, 1991, the age before which a Participant's monthly

pension benefit is reduced due to early retirement shall be

determined from the following table:

       January 1 of          Retirement Prior to Age

            1994                        58
            1997                        59
            2000                        60
            2003                        61
            2006                        62

     In no event shall the discount that would apply to the

benefit of a Participant who retires during a transition year in the above table be greater than the discount that would have applied to such benefit had the Participant retired on December

31 of the prior year.

     (2)   If determined according to Paragraph  2) , above, the

monthly pension benefit shall be reduced by  0.5 percent for each calendar month or part thereof by which the Participant's annuity starting date precedes his 62nd birthday.

Definitions:

     Adjusted career income shall mean the greater of

          (1)  the sum of   (i)  the product of the Participant's

average annual compensation

for the period from January 1, 1980, to December 31, 1992,

inclusive, and such Participant's term of employment as of

December 31, 1992, plus  (ii)  such Participant's compensation for all periods after December 31, 1992, which are included in the Participant's term of employment; or

          (2)  the sum of  (i)  the product of the Participant's

average annual compensation for the period from April 1, 1979, to

March 31, 1988, inclusive, and such Participant's term of

employment as of March 31, 1988, plus  (ii)  such Participant's compensation for all periods after March 31, 1988, which are included in the Participant's term of employment; or

          (3)  the sum of  (i)  the product of the Participant's

average annual compensation for the period from April 1, 1979, to

March 31, 1985, inclusive, and such Participant's term of

employment as of  March 31, 1985, plus  (ii)  such Participant's compensation for all periods after March 31, 1985, which are included in the Participant's term of employment; or

          (4)  the sum of  (i)  the product of the Participant's

average annual compensation for the period from April 1, 1978, to

March 31, 1983, inclusive, and such Participant's term of

employment as of March 31, 1983, plus  (ii)   such Participant's

compensation for all periods after March 31, 1983, which are included in the Participant's term of employment; or

          (5)  the sum of  (i)  the product of  the Participant's

average annual compensation for the period from October 1, 1977,

to September 30, 1982, inclusive, and such Participant's term of employment as of September 30, 1982, plus  (ii)  such

Participant's compensation for all periods after September 30,

1982, which are included in the Participant's term of employment;

or

          (6)  the sum of   (i)  the product of the Participant's

average annual compensation for the period from October 1, 1976,

to September 30, 1981, inclusive, and such Participant's term of employment as of September 30, 1981, plus  (ii)  such

Participant's compensation for all

periods after September 30, 1981, which are included in the

Participant's term of employment; or

          (7)  the sum of   (i)  the product of  the

Participant's average annual compensation for the period from

January 1, 1975, to December 31, 1979, inclusive, and such

Participant's term of employment as of  December 31, 1979, plus

(ii)  such Participant's compensation for all periods after

December 31, 1979, which are included in the Participant's term of employment.

     The period referred to in clause  (i)  of (1),  (2),  (3),

(4),  (5),  (6),  or  (7)  above shall hereinafter be referred to as the "averaging period."

     For any Participant who has no service prior to the

applicable averaging period which is included in the

Participant's term of employment, the "adjusted career income"

shall equal such Participant's compensation for all periods

included in the Participant's term of employment.

     For purposes of determining a Participant's average annual compensation for the applicable averaging period:

          (1)  if during such averaging period there was any

period included in the        Participant's term of employment

for which the Participant received no compensation, the

Participant shall be considered to have earned compensation

during such non-         compensated period at the same annual

basic rate of pay which he earned immediately     preceding such

period;

          (2)  if during such averaging period there was a period

     not included in the      Participant's term of employment,

     the Participant shall be considered to have earned

     compensation during such excluded period equal to the amount of compensation which he earned for the most recent

     equivalent period of time, preceding the applicable

     averaging period, for which he did earn compensation; and

          (3)  if during the applicable averaging period the

Participant was employed on a      part-time basis, the

compensation of such Participant for any such period of part-time employment shall be considered to be the compensation such

Participant would have   received had such Participant been

employed on a full-time basis during such period of    part-time

employment.

     Annual adjusted career income shall mean the Participant's adjusted career income divided by the Participant's term of

employment; provided, however, that if a Participant had

compensation in excess of $150,000 in any pre-1994 plan year that is taken into account under the Formula, his "annual adjusted career income after 1993" for purposes of clause  (ii)  of the

Formula shall be his adjusted career income after 1993

[(determined in accordance with Code Section 401(a)(17)] divided by  (b)(i)  his total service minus  (ii)  his service as of

December 31, 1993.

     Average social security covered wage base shall mean the

lesser of   (a)  the average of the social security covered wage

base  (as determined under  Code Section 3121(a) (1)) for the 35 years prior to and ending with such Participant's normal social security  retirement year and  (b)  the social security covered wage base  (as determined under Code Section 3121(a) (1)) for the then current year.

     Compensation shall mean a Participant's  (1)  basic pay,

differentials paid for night tours, differentials paid for

temporary work in a higher classification, lump sum merit wage payments, incentive compensation for Directory or Marketing

employees, Team Management Incentive Compensation, special

project allowances for assignments which began on or before

November 30, 1983, and area differentials, and  (2)  basic pay,

commissions, differentials, wage incentives,

and other special payments used in computing a Participant's monthly pension benefit under the BellSouth Pension Plan for any period of service a Participant was covered by such plan if such service is included in the term of employment in computing such

Participant's monthly pension benefit under this Plan.  For a

Participant who has any period of time during or after the

applicable averaging period during which such Participant

received sickness or accident disability benefits under a

Participating Company's Sickness and Accident Disability Benefit

Plan  (or any predecessor of such plan), such Participant's

basic pay on any day during such period on disability benefits shall be considered as an amount which bears the same

relationship to the position rate of the Participant's job for such day, as the Participant's basic pay immediately prior to the disability period bore to the position rate of such Participant's job immediately prior to the disability period.  For a

Participant who has any period of time during or after the

applicable averaging period during which such Participant is on a leave of absence to an Affiliate or a subsidiary of BellSouth or such other entity as a Participating Company's Board of Directors may designate in which a Participating Company has a substantial interest and during such period the Participant receives service credit, such Participant's compensation for the period on such a leave shall be the compensation, as defined in this paragraph,

from such Affiliate or subsidiary company or such other entity.

The term "compensation" shall  be limited to the first $200,000

(as adjusted for changes in the cost of living as provided in

Code Section 415(d)) of each Participant's compensation.

     Term of employment shall mean, effective for periods prior to January 1, 1990, for any employee, however classified, and effective for periods beginning on or after January 1, 1990, for full-time employees, a period of continuous employment in the service of one or more

Participating Companies, Interchange Companies or Portability

Companies (to the extent that an Interchange or Portability

Agreement is applicable to a person at the time such person

becomes an employee under the Plan or with respect to any person who was an employee of a Former Affiliate on December 31, 1983,

and became an employee under the Plan on January 1, 1984) or  in the service of an Affiliate (solely for purposes of determining eligibility  for service pension) or a Former Affiliate before

1984 provided employment with a Participating Company commenced after the completion of such service with a Former Affiliate but before January 1, 1984, with no intervening period of employment with any Former Affiliate prior to January 1, 1984.  A

Participant's term of employment shall not include any period for which an election was in effect under Section 4.1.h  of  the

BellSouth Management Pension Plan.

     Term of employment shall not include any period of

employment which is included in a Participant's computation of term of employment under an Interchange Company Pension Plan or a

Portability Company Pension Plan if the applicable Interchange or

Portability Agreement is not in force and effect at the time an individual becomes employed or reemployed by a Participating

Company or if such agreement does not provide for the recognition of such individual's  term of employment by a Participating

Company.

     The term of employment of a Participant who was employed on a part-time basis during or prior to the applicable averaging period shall be pro-rated for such period of part-time

employment, based on a ratio which shall be determined by

dividing the number of such Participant's  regular scheduled work hours, excluding any overtime hours, during such periods of  part-

time employment by the number of hours, excluding overtime hours,

the Participant would have worked had such Participant been a regular full-time employee during such period of

part-time employment.

                    APPENDIX F - TOP-HEAVY PROVISIONS



     Definitions

     The following terms and definitions shall apply if required for qualification under Section 416 of the Code:

     Top-Heavy Plan means  (i)  a plan if, as of  the

Determination Date, the present value of the accumulated pension plan benefits for Participants who are Key Employees for the Plan

Year exceeds 60 percent of the present value of the accumulated accrued benefits for all Participants under the Plan, or  (ii)  a plan which is part of  a Top-Heavy Group.  For purposes of

determining the present value of the cumulative accrued benefits of  Participants, the present value of the accrued benefit shall be increased by the aggregate payments to any Participant or beneficiary during the five-year period ending on the

Determination Date, notwithstanding that the Plan may have

terminated within the five-year period of the terminated plan would have been required to be included in an aggregation group but for its termination.  If a Participant has not received

Earnings at any time during the five-year period ending on the

Determination Date, then his Pension Plan benefit shall not be included in determining the present value of the cumulative

Pension Plan benefits for all Participants.  There is also

excluded, from the computation of the aggregate Pension Plan benefits of Participants, the Pension Plan benefit of any

Participant who was formerly a Key Employee.

     A Super Top-Heavy Plan is any plan that would be a Top-Heavy

Plan as defined above if 90 percent were substituted for 60

percent.

     Top-Heavy Group means, as of any Determination Date, an

aggregation group of plans in

which any of the Key Employees participate and plans which are grouped by BellSouth to meet the coverage and nondiscrimination tests of Section 401(a) (4) and 410(b) of the Code.  An

aggregation group is a Top-Heavy Group if the accumulated accrued benefits for Key Employees exceed 60 percent of the same amount determined for all Employees under all plans included in the aggregation group.

     If an aggregation group is a Top-Heavy Group, each plan

required to be included in the Top-Heavy Group is a Top-Heavy

Plan.  BellSouth may permissively aggregate plans not required to be in the aggregation group if the group as so aggregated

continues to meet the requirements of Section 401(a) (4) and 410

(b) of  the Code.  When aggregating plans, the value of  accrued benefits and account balances, if any, shall be calculated with reference to the Determination Dates that fall within the same calendar year.

     Key Employee means an Employee who, at any time during the calendar year containing the Determination Date or the four

previous Plan Years, was:

          (1)  an officer of a Participating Company having

Earnings greater than 150     percent of the dollar limitation in

effect under Section 415 (c) (1) (A) of the Code for any    such

Plan Year,

          (2)  one of the ten Employees having Earnings greater

     than the dollar     limitation in effect under Section 415

     (c) (1) (A)  of the Code and who owns (or who is considered to own within the meaning of  Section 318 of the Code) the largest interest in any  Participating Company (if two (2)

     or more Employees have equal ownership interests, the one

     with the larger annual Earnings has the larger interest),

          (3)  a  5  percent owner of any Participating Company,

     or a  1  percent owner of  any Participating Company whose

     Earnings is greater than $150,000.  The beneficiary of a Key

     Employee or a former Key Employee shall be treated

     respectively as a Key Employee or a former Key Employee.  A

     Non-Key Employee is any Employee who is not a Key Employee.

     Determination Date means, for any Plan Year, the last day of the preceding Plan Year.

     For purposes of Section 416 of the Code, the present value of a Participant's accumulated accrued benefit shall be

determined using the assumed mortality rates equal to unisex rates for pensioners in 1984 as published in Unisex Pension

Mortality Table  -  1984 (UP-1984) and a 5 percent interest

assumption.  The term "Earnings" shall include all wages,

salaries, fees for services and other amounts received for

personal services rendered in the course of employment with a

Participating Company or Affiliate, including, but not limited to commissions paid salesmen, earnings for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses.  Earnings shall not include contributions by  a

Participating Company or Affiliate to a plan qualified under

Sections 401(a)  or 403 (a) of the Code to the extent that such contributions are excludable from the Participant's gross

income..  Earnings shall not include amounts realized  (i)  from the exercise of a nonqualified stock option,  (ii)  when

restricted property held by a Participant either becomes freely transferable or is no longer subject to a substantial risk or forfeiture, or  (iii)  from the sale or other disposition on stock acquired under a qualified stock option.

     Defined Benefit Plan and Defined Contribution Plan Fractions

     If for any calendar year the Plan does not satisfy the

provisions of Section 416 (h) (2) of the Code, the defined

benefit plan fraction and the defined contribution plan fraction applicable to determining the limits of Section 415 (c) of the

Code shall be computed by replacing 125 percent by 100 percent where applicable.

     Minimum Benefit Requirement

     For any calendar year in which this Plan is Top-Heavy, the accrued benefit of each Non-Key Employee who is otherwise

entitled to a Pension Plan benefit shall not be less than the lesser of  (i)  20 percent of the Employee's Highest Average

Earnings or (ii)  2 percent of the Employee's Highest Average

Earnings multiplied by his years of service beginning on and after January, 1984 as of  the date of  determination.

     An Employee's "Highest Average Earnings" shall be determined by aggregating his Earnings for the five consecutive calendar years (or such lesser number of Plan Years during which the

Employee is covered under the Pension Plan) during which the

Employee had the greatest aggregate Earnings, and dividing this aggregate amount by the number of calendar years in such period.

     The minimum Pension Plan benefit shall be provided solely by employer contributions and expressed as a life annuity commencing at Normal Retirement Age.  If the form of benefit payable is other than a single life annuity, or  commences on a date other than Normal Retirement Age, the Employee must receive at least an amount that is the actuarial equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

     No duplication of minimum benefits shall be required if Non-

Key Employees participate in both a defined contribution plan and a defined benefit plan maintained by a Participating Company,

however, the required benefit provided by a Participating Company cannot be reduced or  eliminated on account of  benefits

attributable to taxes paid by a Participating Company under the

Social Security Act.

     If a Non-Key Employee participates in both a defined benefit plan and a defined contribution plan maintained by a

Participating Company, the minimum benefit required under this

Section shall be provided in the first of the following plans in which the Non-Key Employee participates:  (a)  BellSouth Personal

Retirement Account Pension Plan;  (b)  BellSouth Pension Plan;

(c)  Any other defined benefit plan maintained by an affiliated company;  (d)  BellSouth Management Savings and Employee Stock

Ownership Plan;  (e)  BellSouth Savings and Security Plan;  (f)

BellSouth Employee Stock Ownership Plan; and  (g)  any other defined contribution plan maintained by an affiliated company.

     Vesting

     For any calendar year in which this Plan is Top-Heavy, a Non-

Key Employee who completes three Vesting Eligibility Years shall be entitled to a fully  vested Plan benefit.